UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Rotech Healthcare Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2600 Technology Drive, Suite 300

Orlando, Florida 32804

(407) 822-4600

April 30, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Rotech Healthcare Inc., a Delaware corporation (the “Company”), to be held at the Hyatt Regency, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida on Friday, June 29, 2007, at 8:30 a.m., local time.

The principal business of the meeting will be to (i) elect directors for the ensuing year, (ii) ratify and approve an amendment to the Rotech Healthcare Inc. Common Stock Option Plan and approve the performance goals under such plan, (iii) ratify and approve the Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan, (iv) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and (v) transact such other business as may properly come before the meeting and at any adjournment thereof.

Along with the attached Proxy Statement, also enclosed is a copy of the Company’s 2006 Annual Report to Stockholders, which includes the Company’s financial statements.

If you are not planning to attend the meeting, it is still important that your shares be represented. Please complete, sign, date and return to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

PHILIP L. CARTER

President and Chief Executive Officer

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(407) 822-4600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2007

The 2007 Annual Meeting of Stockholders of Rotech Healthcare Inc., a Delaware corporation (the “Company”), will be held on Friday, June 29, 2007, at 8:30 a.m., local time, at the Hyatt Regency, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida.

The principal business of the Annual Meeting will be to (i) elect directors for the ensuing year, (ii) ratify and approve an amendment to the Rotech Healthcare Inc. Common Stock Option Plan and approve the performance goals under such plan, (iii) ratify and approve the Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan, (iv) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and (v) transact such other business as may properly come before the meeting and at any adjournment thereof.

Stockholders of record at the close of business on Wednesday, May 2, 2007, the record date for the Annual Meeting, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting. Stockholders of record of the Company’s common stock may vote their shares by completing and returning the enclosed proxy card. This proxy is being solicited by the Board of Directors of the Company.

In accordance with Delaware corporate law, the Company will make available for examination by any stockholder entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours, for at least 10 days prior to the Annual Meeting, at the offices of Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida, a complete list of the stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order.

Sincerely,

REBECCA L. MYERS

Secretary and Chief Legal Officer

April 30, 2007

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS FOR YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

ROTECH HEALTHCARE INC.

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(407) 822-4600

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rotech Healthcare Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at the Hyatt Regency, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida, on Friday, June 29, 2007, at 8:30 a.m., local time, and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting and the form of proxy are first being filed with the Securities Exchange Commission on April 30, 2007 and will be first mailed to stockholders on or about May 14, 2007.

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as the close of business on Wednesday, May 2, 2007. There are 25,505,270 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting.

If the accompanying proxy is signed and returned, the shares represented by the proxy will be voted as specified in the proxy. If you execute the enclosed proxy card but do not give instructions, your proxy will be voted as follows: (i) FOR the election of the nominees for directors named below, (ii) FOR the ratification and approval of an amendment to the Rotech Healthcare Inc. Common Stock Option Plan and approval of the performance goals under such plan, (iii) FOR the ratification and approval of the Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan and (iv) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. A stockholder executing a proxy card may revoke it at any time before it is exercised by giving written notice revoking the proxy to the Company’s Secretary at 2600 Technology Drive, Suite 300, Orlando, Florida 32804, by subsequently delivering another proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not automatically revoke your proxy.

The presence, in person or by proxy, of the holders of common stock representing a majority of the issued and outstanding common stock entitled to vote at the meeting will constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of a quorum, but will have no effect on the votes required to elect directors or to approve any other matter. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting.

If any other matters are properly presented at the Annual Meeting, the persons named in the form of proxy will be entitled to vote on those matters for you. As of the date of this Proxy Statement, the Company was not aware of any other matters to be raised at the Annual Meeting.

ABSTENTIONS AND “BROKER NON-VOTES”

Stockholders and brokers returning proxies or attending the meeting who abstain from voting will count towards determining a quorum. However, such abstentions will have no effect on the outcome of the election of directors or the approval of any other matter. Broker non-votes (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) will be treated as present for purposes of a quorum, but will have no effect on the votes required to elect directors or to approve any other matter.

VOTING REQUIREMENTS

Election of Directors. The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of all nominees, or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Other Proposals. The affirmative vote of a majority of the votes cast for or against each proposal by stockholders entitled to vote at the Annual Meeting is required to approve each such proposal other than the election of directors. An abstention from voting on any proposal will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the proposal, it will have no effect on the outcome of the vote.

EXPENSE AND MANNER OF SOLICITATION

The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The solicitation will be by mail, with the material being forwarded to the stockholders of record and certain other beneficial owners of the common stock by the Company’s officers and other employees (at no additional compensation). Such officers and employees may also solicit proxies from stockholders by personal contact, by telephone or by any other means if necessary in order to assure sufficient representation at the Annual Meeting. The Company has also retained The Altman Group to assist in distributing and soliciting proxies, as necessary, with respect to shares of common stock held of record by brokers, nominees and institutions. The Company does not anticipate that the costs of such proxy solicitation firm will exceed $7,000, plus its out-of-pocket fees and expenses.

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors

The Board of Directors has nominated the following six (6) director nominees for election at the Annual Meeting: Philip L. Carter, Arthur J. Reimers, James H. Bloem, Edward L. Kuntz, Jason B. Mudrick and Arthur Siegel. Please see “Proposal 1—Election of Directors” for the names, ages and business experience of each of the Company’s director nominees for election at the Annual Meeting.

Executive Officers

Pursuant to the Company’s By-laws, its officers are chosen annually by the Board of Directors and hold office until their respective successors are chosen and qualified.

Philip L. Carter, age 58, became President, Chief Executive Officer and a director of the Company in December 2002. From March 2002 to November 2002, Mr. Carter was self-employed. From May 1998 to February 2002, Mr. Carter was the Chief Executive Officer and a director of Apria Healthcare Group Inc., a publicly traded healthcare company. Prior to joining Apria Healthcare Group Inc., Mr. Carter had served as President and Chief Executive Officer of Mac Frugal’s Bargains Close-Outs Inc., a chain of retail discount stores, since 1995.

Michael R. Dobbs, age 57, became Chief Operating Officer of the Company in January 2003. Prior to joining the Company, Mr. Dobbs was an officer of Apria Healthcare Group Inc., a publicly traded healthcare company, serving as Executive Vice President, Logistics from January 1999 to January 2003 and as Senior Vice President, Logistics from June 1998 to January 1999. Prior to joining Apria Healthcare Group Inc., Mr. Dobbs served as Senior Vice President of Distribution for Mac Frugal’s Bargains Close-Outs Inc., a chain of retail discount stores, from 1991 to 1998.

Steven P. Alsene, age 38, became Chief Financial Officer and Treasurer of our company in September 2006. Prior to his formal appointment as Chief Financial Officer and Treasurer, Mr. Alsene served in such capacity on an interim basis since June 2006. Mr. Alsene joined our company in June 2003 as the Vice President of Internal Audit and has also served as our Vice President of Finance. From June 1999 to June 2003, Mr. Alsene was the Head of Corporate Audit Services of Harcourt Education, a division of Reed Elsevier PLC. From 1992 to 1999, Mr. Alsene served in various audit department capacities including audit manager with PricewaterhouseCoopers LLP. Mr. Alsene is a certified public accountant in the State of Florida. He received his Bachelor of Science in Accounting from Florida State University and holds a Masters in Accounting from Florida State University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The compensation committee of the Board of Directors has overall responsibility with respect to the design, approval and evaluation of the executive compensation plans, policies and programs of the Company. The compensation committee ensures that the total compensation paid to the Company’s executives is fair, reasonable and competitive. This compensation discussion and analysis discusses the compensation objectives of the Company and the decisions and the rationale behind those decisions relating to 2006 compensation for the Company’s principal executive officer, principal financial officer and other executive officers, such officers are referred to herein as the “named executive officers”. As used in this proxy statement, “we”, “our”, “us” and the “Company” refer to Rotech Healthcare Inc.

Compensation Philosophy and Objectives of our Compensation Program

The compensation committee’s executive compensation philosophy supports the Company’s overall business strategy and has at its core a strong link between pay, performance and retention. The compensation committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The compensation committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the compensation committee believes compensation packages provided by the Company to its executives should include both cash and stock-based compensation that reward performance as measured against established goals.

Determination of Compensation

How we structure compensation

Compensation of our named executive officers consists of three components: base salary, annual incentive awards and long-term incentive awards. Base salary levels have been established in order to attract and retain key executives, commensurate with their level of responsibility within the organization and compensation paid to similarly situated individuals at comparable companies. Annual incentives closely link executive pay with performance in areas that are critical to the Company’s short-term operating success. Long-term incentives motivate executives to make decisions that are in the best interests of the Company’s stockholders and reward them for the sustained creation of stockholder value. The Company and the compensation committee intend that the components of the executive compensation program will support the Company’s compensation philosophy, reinforce the Company’s overall business strategy, and ultimately drive stockholder value creation. The Company has entered into employment agreements with its Chief Executive Officer and Chief Operating Officer and a letter agreement with its Chief Financial Officer which provide many of the terms of the compensation to be paid to such officers, such as minimum base salary and bonus targets.

We pay base salary in order to provide named executive officers with sufficient, regularly-paid income and to attract, recruit and retain executives with the knowledge, skills and abilities necessary to successfully execute their job duties and responsibilities. We grant executives the opportunity to earn annual incentives in order to be competitive from a total remuneration standpoint and to ensure focus on annual financial and operating results. Both base salary and bonus are designed to reward annual achievements and be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. We provide executives the opportunity to earn long-term compensation in order to be competitive from a total remuneration standpoint and to ensure focus on stockholder return. Our long-term elements of compensation focus on motivating and challenging the executive to achieve superior, longer-term, sustained results.

These programs enable us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified executives. We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and encourages executive recruitment and retention. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the Company. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executives to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

How we determined 2006 compensation

The compensation committee, taking into account recommendations made by the Chief Executive Officer and directors not serving on the compensation committee, determined all compensation for each named executive officer for 2006. The compensation committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•	assessment of Company performance

•	assessment of individual performance

•	industry comparison

•	total compensation review

We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareowner value. We consider competitive market compensation paid by other companies in our industry, but we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on that data to determine executive compensation. In the past, the compensation committee engaged the services of Mercer Human Resource Consulting LLC in order to conduct a survey and review of the Company’s salary, stock incentive award and benefits history for executive officers against both general industry and competitor comparison groups. Based on this review, which was completed in 2004, the compensation committee found the Company’s Chief Executive Officer’s and senior executives’ total compensation, individually and in the aggregate, to be reasonable and not excessive. The compensation committee does not currently have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation and the compensation committee did not engage a compensation consultant in connection with the determination of 2006 senior executive and director compensation. However, in the past, the compensation committee has engaged Mercer Human Resource Consulting LLC, a compensation consultant, to review executive and director compensation. Going forward, the compensation committee expects to engage or seek the advice of Mercer Human Resource Consulting LLC or another compensation consultant on an “as needed” basis and for special projects. In addition, the compensation committee intends to work with Mercer Human Resource Consulting LLC during the coming months to review compensation guidelines for our nonemployee directors.

In the following discussion, we provide further explanation of why and how the compensation committee determined each of the components of compensation for the named executive officers.

Base Salary

Base salary is the guaranteed element of employees’ annual cash compensation. The value of base salary reflects the employee’s long term performance, skill set and the market value of that skill set. The compensation committee reviews each named executive officer’s base salary annually in light of his individual performance, management’s overall accomplishments, the complexity of the Company’s business, the Company’s financial performance and compensation levels of similarly titled officers of industry competitors. In setting base salaries for 2006, the compensation committee considered, among other factors, the following:

•	the executive’s level of responsibility within the organization;

•	pay levels at other companies that compete with the Company for executive talent;

•	individual performance (which includes performance on financial goals and non-financial goals);

•	the executive’s experience, tenure and future potential;

•	the Company’s economic environment;

•	the Company’s financial performance; and

•	other performance-related factors used by the compensation committee to determine annual incentive awards, described in more detail herein.

The compensation committee reviewed and determined 2006 individual base salaries at its compensation committee meeting held on November 21, 2005. The compensation committee also adjusted compensation, as necessary, during 2006 to reflect the promotion of Steven Alsene to Chief Financial Officer of the Company.

Philip L. Carter

Mr. Carter has been President and Chief Executive Officer of the Company since November 1, 2002. Under the terms of Mr. Carter’s employment agreement, his base salary is reviewed by the Board or the compensation committee at least annually. Mr. Carter’s 2006 annual base salary was increased by 3.9% over the prior year. The Company’s financial performance during 2005 and 2006 was significantly negatively impacted by reductions in Medicare reimbursement rates and other factors outside of the Company’s control. Despite Mr. Carter’s individual performance which the Board deemed to be acceptable during 2005 and continued outstanding leadership, the compensation committee decided to limit the increase in Mr. Carter’s 2006 base salary due, in large part, to the adverse regulatory changes experienced by the Company over the past several years which have significantly negatively impacted the Company’s financial performance.

Michael R. Dobbs

Mr. Dobbs has served as the Company’s Chief Operating Officer since January 13, 2003. Under the terms of Mr. Dobbs’ employment agreement, his base salary is reviewed by the Board or the compensation committee at least annually. Mr. Dobbs’ annual base salary was increased by 8.3% to $520,000 for 2006 in recognition of his continued success in achieving business results including increases in both oxygen and drug patient counts and other durable medical equipment respiratory product counts, promoting our core values and keys to success, enhancing operating efficiencies and demonstrating leadership.

Steven P. Alsene

In September 2006, Mr. Alsene was appointed the Company’s Chief Financial Officer and Treasurer. Prior to his formal appointment as Chief Financial Officer and Treasurer, Mr. Alsene served in such capacity on an interim basis since June 2006. In connection with his appointment as interim Chief Financial Officer in June 2006, the compensation committee increased Mr. Alsene’s annual rate of base salary from $121,411 to $190,000. In recognition of his promotion to Chief Financial Officer in September 2006 and his increased responsibilities, the compensation committee further increased Mr. Alsene’s annual rate of base salary to $250,000.

Barry E. Stewart (former Chief Financial Officer)

Mr. Stewart served as our Chief Financial Officer from August 10, 2004 until his resignation on May 31, 2006. Prior to his resignation, Mr. Stewart’s 2006 annualized rate of base salary was $290,000, a 3.6% increase over the prior year. The compensation committee had determined that the limited increase in base salary was appropriate in light of the adverse regulatory changes experienced by the Company over the past several years which have significantly negatively impacted the Company’s financial performance. Mr. Stewart was not granted any award under any of the Company’s incentive or equity plans or otherwise during 2006 and did not receive any severance or other termination payments in connection with his resignation as Chief Financial Officer of the Company.

The compensation and other benefits of Mr. Carter and Mr. Dobbs are specified in their respective employment agreements, the material terms of which are summarized below following the 2006 Grants of Plan-Based Awards Table. The amounts received by Messrs. Carter, Dobbs, Alsene and Stewart as salary in 2006 are shown in the “Salary” column of the Summary Compensation Table.

We believe that the current base salaries for our named executive officers are consistent with compensation objectives established by the compensation committee.

Annual Incentive Plans

General

Annual incentive compensation is an integral part of the Company’s compensation program. Each year the compensation committee establishes an annual incentive award plan for members of senior management, including each of the Company’s named executive officers. Payments of bonus awards to executive officers under such programs are based on the compensation committee’s assessment of the Company’s and each executive officer’s performance measured against previously set financial objectives and the achievement of certain strategic goals. Generally, the compensation committee sets the performance target levels such that the relative difficulty of achieving the target level is consistent from year to year. Because publication of confidential and proprietary quantifiable targets and other specific goals for the Company and its officers could place the Company at a competitive disadvantage, it has not been the Company’s practice to disclose the specific financial and other performance target levels set forth in its bonus plans.

2006 Bonus Plan

In 2006, the compensation committee adopted a cash bonus plan (the “2006 Bonus Plan”) to provide the Company’s executive officers with bonus compensation upon the achievement of certain financial objectives related to the Company’s 2006 revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share and the achievement of certain other performance goals.

As contemplated in their respective employment agreements, the 2006 Bonus Plan provided Mr. Carter and Mr. Dobbs with a cash bonus opportunity of up to 100% of their respective 2006 annual base salaries and Mr. Alsene with a cash bonus opportunity of up to 75% of his annual rate of base salary. These incentive targets were also derived in part from the compensation committee’s judgment on the impact that the positions of chief executive officer, chief operating officer and chief financial officer have on our short-term operating success, total stockholder return, their relative value to the Company and the desire to maintain a consistent annual incentive target for the chief executive officer, chief operating officer and chief financial officer positions. The amount each participant actually receives, if any, depends on the Company’s achievement of specific financial and performance targets and the participant’s continued employment with the Company.

For 2006, target annual incentive compensation comprised approximately 42% of the total target annual compensation for named executive officers. The compensation committee believes annual incentive compensation comprising such percentage of total target annual compensation for the named executive officers is appropriate because:

•	these executive officers are in positions to drive corporate performance;

•	results beneficial to stockholders will trigger incentive compensation payments to these executive officers;

•	this compensation is “at risk” and earned only if financial results warrant any payments; and

•	tying a significant percentage of total target annual compensation to incentive payments helps ensure focus on the incentive goals.

Under the 2006 Bonus Plan, 90% of the bonus target amount was equally allocated among three measures of financial performance related to the Company’s 2006 revenue, EBITDA, and earnings per share. The target growth rates are generally developed through the Company’s annual financial planning process, whereby we assess the future operating environment and build projections of anticipated results. The compensation committee believes that revenue, EBITDA, and earnings per share are important and relevant measurements in assessing how well or how poorly the Company is performing from a financial standpoint. In particular, earnings per share is a generally accepted accounting principle measurement and a key driver of stockholder return over the long-term. The compensation committee believes that these performance measures will motivate our executives to focus on meeting annual goals that lead to our long-term success. The compensation committee believes that the near-term growth of the Company’s overall business and its profitability are the most important objectives currently facing the Company, and accordingly, allocated a significant portion of the annual bonus opportunity to performance measures that will encourage the named executive officers to focus directly on those objectives. The remaining 10% of the bonus target amount was allocated to a quality of patient care objective because of our commitment to providing high quality services.

For each financial performance measure there is a minimum performance goal that must be achieved in order for the bonus to be paid at the maximum level with respect to that measure. If the Company does not meet the threshold level for a particular performance measure, no bonus is payable with respect to that performance measure. The bonus award increases on a directly proportional basis from 0% to 100% of the maximum bonus award for each performance measure, based on the amount by which the threshold amount is exceeded for that performance measure.

As discussed above, the financial performance targets are generally set based on the Company’s annual financial planning process, whereby we assess the future operating environment and build projections of anticipated results. Upon completion of the fiscal year, the compensation committee assesses the performance of the Company for each performance goal comparing the actual fiscal year results to the pre-determined levels for each objective. The Company did not meet the financial performance targets under the 2006 Bonus Plan, but did meet the quality of patient care objective. Accordingly, each of the named executive officers earned 10% of their respective target bonus amounts. The bonuses paid to the named executive officers for 2006 appear in the Summary Compensation Table under the “Nonequity Incentive Plan Compensation” column.

The compensation committee approved the award of discretionary cash bonuses for 2006 to Messrs. Carter and Dobbs, in the amount of $306,666 and $173,333, respectively. These discretionary cash bonuses were awarded in accordance with the terms of each such executive’s employment agreement with the Company and are in addition to any amounts otherwise paid pursuant to the Company’s 2006 Bonus Plan. In awarding these bonuses, the compensation committee took into account, among other things, the leadership displayed by these executives, their strong individual performances despite the difficult regulatory environment in which the Company operates, success in achieving certain targeted business results including increases in both oxygen and drug patient counts and other durable medical equipment respiratory product counts during 2006, promoting our core values and keys to success, and that neither Mr. Carter nor Mr. Dobbs were granted any Company stock options during 2006.

Rotech Healthcare Inc. Performance Bonus Plan

On December 18, 2006, the compensation committee approved the adoption by the Company of the Rotech Healthcare Inc. Performance Bonus Plan (the “Performance Bonus Plan”), which plan is in effect beginning with the Company’s 2007 fiscal year. The Performance Bonus Plan is designed to reward members of senior management and other key employees of the Company if specific, objective, predetermined performance goals are achieved during a given performance period. The Performance Bonus Plan is administered by the compensation committee. Eligible employees under the Performance Bonus Plan for a given period are members of senior management and other key employees of the Company who are designated by the committee. Awards to participants will be based on predetermined objective performance goals, which shall provide for a targeted level or levels of achievement using certain Company performance measurements which may include, earnings, earnings before interest, taxes, depreciation and amortization (EBITDA), net income, revenues and any other objective and measurable criteria tied to the Company’s performance. The specific performance goals for a given period will be established in writing by the committee in its discretion. The committee, in its discretion, will also establish a target award for each participant under the Performance Bonus Plan which will be expressed as a percentage of such participant’s base salary or a specific dollar amount, as determined by the compensation committee. The maximum amount of compensation that may be paid to a participant pursuant to the Performance Bonus Plan is $3,000,000 per year. The compensation committee will determine whether, and the extent to which, bonuses are payable pursuant to the Performance Bonus Plan. All bonuses under the Performance Bonus Plan are paid in cash. Bonus awards to participants under the Performance Bonus Plan will be consistent with such participant’s employment agreement or other written agreement with the Company, if any, that covers the subject of bonus payments and to the extent that a participant is a party to such an agreement with the Company, the Performance Bonus Plan will not create any bonus opportunity beyond that established in such participant’s written agreement with the Company.

The compensation committee has designated each of the Company’s named executive officers as participants in the Performance Bonus Plan for 2007. Bonuses payable to participants under the Performance Bonus Plan for 2007, if any, will be determined by the compensation committee upon the achievement of the 2007 performance goals established by the compensation committee related to the Company’s revenue, EBITDA and earnings per share. These financial performance goals are subject to a dollar for dollar adjustment to reflect decreases in government reimbursement.

In addition, the compensation committee has determined that Mr. Carter and Mr. Dobbs will have a 2007 target award under the Performance Bonus Plan of 100% of their respective 2007 annual rates of base salary and Mr. Alsene will have a 2007 target award of 75% of his 2007 annual rate of base salary. These target awards are consistent with each such executive officer’s employment or letter agreement with the Company and were derived in part from the compensation committee’s judgment on the impact that the positions of chief executive officer, chief operating officer and chief financial officer have on our short-term operating success, total stockholder return, their relative value to the Company and the desire to maintain a consistent annual incentive target for the chief executive officer, chief operating officer and chief financial officer positions. Each participant’s target award has been equally allocated among the three performance goals established by the Committee related to the Company’s 2007 revenue, EBITDA and earnings per share. Accordingly, each participant will be paid one-third (1/3) of his or her target award based on the Company’s achievement of each 2007 annual performance goal.

Also, during 2007, each plan participant will be eligible to receive a monthly payout equal to one-twelfth (1/12) of 50% of such participant’s 2007 target award under the Performance Bonus Plan if the Company’s monthly revenue for 2007 exceeds its revenue for the same month during 2006. These monthly payouts are not subject to forfeiture if the 2007 annual performance goals under the Performance Bonus Plan are not achieved. However, in the event that one or more of the 2007 annual performance goals is achieved, each participant will be entitled to receive the greater of (i) the aggregate amount of the monthly payments received during 2007 and (ii) the amount payable under the Performance Bonus Plan based upon the achievement of the 2007 annual performance goals. The monthly payout opportunity was established in order to provide a greater incentive for senior management to achieve near-term revenue growth.

Long-Term Incentive Plans

Equity Incentives

The Company provides long-term incentives to executives in the form of two different types of equity awards: stock options and performance shares. Stock options may be granted under the Rotech Healthcare Inc. Common Stock Option Plan (the “Option Plan”). Performance shares may be granted under the Rotech Healthcare Inc. Senior Management Incentive Plan (2005-2007) (the “Incentive Plan”). The equity awards under both plans are designed to encourage executives to focus on the creation of long-term stockholder value. Both stock options and the performance shares provide incentives to executives to work toward increasing the price of our common stock in order to more closely align executives’ interests with those of our stockholders, but they do so in different ways. Stock options reward absolute stock performance, and are subject to market factors that may be unrelated to the Company’s business. Performance shares reward the executives based on the attainment of specific long-term objectives that are directly related to the Company’s performance and that align with the creation of stockholder value. The compensation committee believes that both reward goals are important to our stockholders, but because the compensation committee has, for the last two years, placed greater emphasis on the attainment of Company-specific goals, it has relied more on potential grants of performance shares provided under the Incentive Plan and less on stock options. However, as discussed below, the Board of Directors has adopted an amendment to the Option Plan (subject to stockholder approval) which will provide the Company with greater flexibility with respect to future option grants.

Stock Options

The Option Plan is intended to advance the interests of the Company and its stockholders by providing officers, directors, employees and important consultants of the Company, through the grant of options to purchase shares of common stock, with a larger personal and financial interest in the success of the Company. Stock options align employee incentives with stockholders because options have value only if the stock price increases over time. The Company’s 10-year options, granted with an exercise price equal to at least the fair market value on the date of the grant, help focus employees on long-term growth. The compensation committee believes that stock options are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of the Company. In addition, the compensation committee believes that the grant of options is a key component in the retention of employees because options granted under the Option Plan are subject to a vesting schedule.

Effective as of April 17, 2007, the Board of Directors, upon the recommendation of the compensation committee, approved and adopted an amendment to the Option Plan to (1) increase the maximum number of shares reserved for issuance under the Option Plan by 3,000,000 to a total of 7,025,000 and (2) increase the maximum number of shares that may be made subject to awards under the Option Plan to any individual plan participant in the aggregate in any one calendar year by 400,000 to a total of 1,000,000, subject to the approval of the Company’s stockholders at the 2007 annual meeting of stockholders. The purpose of the proposed increase in shares reserved for issuance under the Option Plan is to provide sufficient shares for future option grants to officers, directors, employees and important consultants of the Company. The purpose of the proposed increase in the maximum number of shares that may be made subject to awards under the Option Plan to any individual plan participant in the aggregate in any one calendar year is to provide additional flexibility with respect to option grants under the Option Plan in order to maintain competitive compensation packages. As of April 25, 2007, there were options to purchase an aggregate of 3,535,041 shares of the Company’s common stock outstanding under the Option Plan of which, options to purchase 2,267,500 shares had an exercise price of at least $17.00 per share and in certain instances, an exercise price of up to $27.55 per share. Due to declines in our stock price, as of the date of this proxy statement, a significant percentage of these outstanding options are “out-of-the-money” and are substantially less valuable than they were when such options were granted by the Company. The exercise price of options granted under the Option Plan is generally based on the closing sales price of the Company’s common stock as quoted on NASDAQ on the date of grant. As of April 25, 2007, the Company had 80,687 shares available for grant under the Option Plan. In fiscal 2006, an aggregate of 1,241,875 stock options under the Option Plan were granted to certain employees of the Company. The Board of Directors and compensation committee believe it is prudent to increase the number shares available for future option grants so as to continue to grant options, which is a critical part of long-term compensation. For more information regarding the terms and conditions of the Option Plan, see “Proposal 2—Ratification and Approval of an Amendment to the Rotech Healthcare Inc. Common Stock Option Plan and Approval of the Performance Goals”.

The Company did not grant any stock option awards to its named executive officers in either 2005 or 2006, other than options granted to Mr. Alsene. In connection with his promotion to Chief Financial Officer, Mr. Alsene was granted options to purchase 100,000 shares of the Company’s common stock effective November 15, 2006. Subject to certain exceptions, the options vest over a period of three years from November 15, 2006 in twelve equal quarterly installments and have an exercise price equal to $1.26 which was the closing sales price per share of the Company’s common stock on date of grant as quoted on NASDAQ. The stock options will expire on November 14, 2016.

2005 Accelerated Vesting of Outstanding Options

In November 2005, prior to the effective date of FASB Statement 123R, upon the recommendation of the compensation committee, the Board of Directors approved the acceleration of the vesting of all the previously unvested stock options granted under the Option Plan, effective November 22, 2005, representing options exercisable for a total of 1,148,187 shares of the Company’s common stock, including a total of 436,309 shares of common stock underlying options held by the Company’s executive officers. The effect of this acceleration was to avoid significant compensation expenses that would have been required for awards that vested after 2005. Because of this acceleration, no amounts, other than for Mr. Alsene as described above, were included as compensation from stock options on the 2006 Summary Compensation Table. Typically, the Summary Compensation Table would reflect compensation income to the named executive officers over the vesting period.

Senior Management Incentive Plan

Stock awards under the Incentive Plan are intended to benefit the Company’s stockholders by providing a multi-year incentive and reward compensation program for a limited group of key members of senior management whose contributions, services and decisions are expected to have a long-term impact on the Company’s success. This long-term focus emphasizes continuous improvement in the Company’s financial performance and encourages retention of senior management-level talent. The participants in the Incentive Plan are key members of senior management and certain divisional directors, including the named executive officers.

This Incentive Plan provides executives with fully vested, unrestricted, Company common stock if certain Company performance goals are achieved, aligning executives with stockholder interests and providing an ownership stake in the Company. The awards are structured based on the Company’s future achievement of revenue goals and goals based on the Company’s earnings before interest, taxes, depreciation and amortization (EBITDA) over a time period of three years. Because publication of confidential and proprietary quantifiable targets and other specific goals for the Company and its officers could place the Company at a competitive disadvantage, it has not been the Company’s practice to disclose the specific financial and other performance target levels set forth in its bonus plans including the Incentive Plan.

The Incentive Plan covers a three-year incentive period, that commenced on January 1, 2005 and ends on December 31, 2007. As of January 1, 2005, the compensation committee established certain minimum and target goals for the aggregate revenue of the Company for the three-year period and average EBITDA of the Company over the three-year period (the “Performance Objectives”). By no later than February 15, 2008, the Company’s actual aggregate revenue and average EBITDA results for the three-year period will be compared to the Performance Objectives established by the compensation committee under the Incentive Plan. Under the Incentive Plan, in calculating the Company’s revenue and EBITDA, amounts are periodically increased or decreased, as applicable, to reflect changes in government reimbursement. Internally, management uses EBITDA as an indicator of financial performance as well as for operational planning and for decision making purposes.

Because management does not believe that EBITDA should be considered in isolation or as an alternative to net income, operating income, or any other performance measures, the compensation committee included the Company’s revenue as a another Performance Objective. If the Performance Objectives are met, each plan participant in the Company’s employ on February 15, 2008 will receive shares of the Company’s common stock having an aggregate value equal to his or her annualized rate of base salary from the Company as in effect on that date. As discussed in further detail below under the section captioned “Potential Payment Upon Termination or Change in Control”, under certain circumstances including, the occurrence of a “change of control” and certain terminations of employment, plan participants could receive a cash payment under the Incentive Plan.

Under the terms of the Incentive Plan, the target payout is the maximum payout possible and such payout is triggered if the Company meets each of the revenue and EBITDA-based Performance Objectives established under the Incentive Plan. If the aggregate revenue-based Performance Objective and the minimum average EBITDA-based Performance Objective are met for the three year period under the Incentive Plan but the target average EBITDA-based Performance Objective is not met, then the maximum number of shares to be issued to a plan participant will be reduced by 20%. If the Company’s actual aggregate revenue and average EBITDA results for the 3-year period do not meet the Performance Objectives previously determined by the compensation committee, no awards will be paid under the Incentive Plan.

As of the date of this proxy statement, no participant has received any payout (in cash or stock) under the Incentive Plan and no amounts attributable to the Incentive Plan Awards were included in the 2006 Summary Compensation Table. As of the date of this proxy statement, management believes that it highly unlikely that the Company will achieve the Performance Objectives established under the Incentive Plan and therefore, management does not believe that any shares will be issued under the Incentive Plan.

Perquisites

The Company’s named executive officers have limited perquisites. The Company provides Mr. Carter and Mr. Dobbs with a company car and reimbursement for reasonable vehicle expenses (including payment for gas, automobile service and insurance). Mr. Alsene is also provided with a vehicle allowance. The objective of perquisites is to facilitate the performance of the executive’s work for the Company. For example, the compensation committee determined that automobile allowances and the provision of company cars to certain executives are cost-effective benefits that are common to the industry and are designed to aid in our ability to attract executives and be competitive with the perquisites provided to executives in positions of comparable responsibility in comparable companies. In addition, when Mr. Carter and Mr. Dobbs joined the Company, in 2002 and 2003, respectively, the Company provided them with certain payments related to reimbursement for relocation expenses (including payment to cover any and all tax liabilities resulting from such reimbursement by the Company). The compensation committee reviews perquisites every year as part of their competitive total remuneration analysis.

Post-Employment Compensation

Employee Profit Sharing Plan

The Company provides its executives and other employees with income for their retirement through a profit sharing plan titled the Rotech Healthcare Inc. Employees Plan, which is a broad-based tax-qualified defined contribution plan providing retirement benefits to Company employees within limits specified in the Internal Revenue Code. This profit sharing plan was established effective as of March 26, 2002. The Company contributed 250,000 shares of Series A Convertible Redeemable Preferred Stock (the “Series A Preferred”) to the plan on its effective date. The profit sharing plan contains limitations on the amount of additional contributions the Company can make in the future, including limitations on annual contributions both in the aggregate and with respect to any individual employee. Company contributions to the plan are fully discretionary. There are no employee contributions under the plan. There were no Company contributions made to the plan for the years ended December 31, 2003, 2004 or 2006. In February 2005, the Board of Directors authorized a cash contribution to the plan in the amount of $500,000 which was paid on December 27, 2005. Any contributions made by the Company to the plan are allocated to individual participant accounts on the basis of the respective compensation of each participant, as compared to the aggregate compensation of all participants. Each plan participant’s benefits will be fully and immediately vested. Each share of the Company’s Series A Preferred entitles the holder to an annual cumulative dividend equal to 9% of its stated value, payable semi-annually at the discretion of the Board of Directors in cash or additional shares of Series A Preferred. Effective December 5, 2003, the Board of Directors adopted a policy of declaring dividends to the holders of the Series A Preferred under the Company’s employee profit sharing plan on an annual basis, with each such declaration to be made at the annual meeting of the Board of Directors, which takes place each year immediately after the Company’s annual meeting of stockholders, with respect to dividends payable for the preceding year. Such policy commenced at the 2004 annual meeting of the Board and, in order to account for the period from the inception of the plan to such date, the first declaration of dividends covered the preceding two years. Accordingly, in June 2004, dividends in the amount of $900,000 were declared on the Series A Preferred and such dividends were paid during the first quarter of 2005. At each of the 2005 and 2006 annual meetings of the Board of Directors, dividends in the amount of $450,000 were declared on the Series A Preferred. The 2005 dividend was paid in December 2005 and the 2006 dividend was paid in January 2007.

We also have a 401(k) plan in which named executive officers and other employees can participate. Both the 401(k) and the profit sharing plans are designed to enable eligible employees to save for retirement on a tax-deferred basis. The 401(k) plan provides a matching Company contribution of 50% on the first $1,000 of compensation deferred.

Separation Benefits

Each of the employment agreements with Messrs. Carter, Dobbs, and Alsene provide for certain payments and benefits to the executive in connection with his termination. The payment of separation benefits under such agreements are subject to a “single trigger” and will be paid in connection with the closing of a change in control of the company and certain terminations covered under the agreements, as applicable. Mr. Alsene’s letter agreement with the Company does not provide for the payment of separation benefits in connection with a change in control. These separation benefits and the separation benefits provided under the Company’s compensation plans are described in more detail below in the section entitled Potential Payments Upon Termination or Change in Control.

Separation benefits and change in control plans are designed to facilitate the Company’s ability to attract and retain executives as the Company competes for talented employees where such protections are commonly offered. These benefits are intended to allow executives to focus on stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executive’s own employment.

Other Matters

Impact of Tax and Accounting Treatment

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) precludes a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. The compensation committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the compensation committee’s control also can affect deductibility of compensation. For these and other reasons, the compensation committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code. The compensation committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its stockholders.

Beginning on January 1, 2006, the Company began accounting for stock-based payments including with respect to its Option Plan in accordance with the requirements of FASB Statement 123R.

2006 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by or awarded to, as applicable, the Company’s principal executive officer, principal financial officer and other executive officers during 2006, such officers are referred to herein as the “named executive officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Philip L. Carter, President and Chief Executive Officer (principal executive officer)	2006	$920,000	$306,666	—	—		$92,000	(1)	$12,090	(4)	$1,330,756

Steven P. Alsene, Chief Financial Officer (principal financial officer)	2006	$178,321	—	—	$3,001	(2)	$18,750	(1)	$3,453	(5)	$203,525

Michael R. Dobbs, Chief Operating Officer	2006	$520,000	$173,333	—	—		$52,000	(1)	$8,690	(6)	$754,023

Barry E. Stewart, Former Chief Financial Officer(3)	2006	$120,833	—	—	—		—		$4,235	(7)	$125,068

(1)	Represents bonus compensation earned under the Company’s 2006 Executive Officer Bonus Plan (“2006 Bonus Plan”). Under the terms of the 2006 Bonus Plan, Mr. Carter and Mr. Dobbs each had a cash bonus opportunity of up to 100% of their respective 2006 annual base salaries and Mr. Alsene had a cash bonus opportunity of up to 75% of his 2006 annual rate of base salary. Under the 2006 Bonus Plan, 90% of the bonus target amount was allocated among three measures of financial performance and the remaining 10% was allocated to a quality of patient care objective. The Company did not meet the financial performance targets under the 2006 Bonus Plan, but did meet the quality of patient care objective. Accordingly, each of the named executive officers earned 10% of their respective bonus target amounts.

(2)

Effective November 15, 2006, Mr. Alsene was granted options to purchase 100,000 shares of the Company’s common stock under the Rotech Healthcare Inc. Common Stock Option Plan. $3,001 represents the dollar amount of compensation cost recognized for financial statement reporting purposes under FAS 123R for the year ended December 31, 2006 with respect to Mr. Alsene’s November 15, 2006 option grant. This amount reflects our accounting expense for these options and does not correspond to the actual value that will be recognized by Mr. Alsene. Assumptions used to determine the $3,001 dollar amount are the same as used in the valuation of compensation expense for our audited financial statements, except for the effect of estimated forfeitures. Statement of Financial Accounting Standards No. 123 (revised), “Share-Based Payment (revised 2004)” requires us to estimate forfeitures when options are granted and reduce estimated compensation expense accordingly. We have assumed none of the options will be forfeited. However, for both this disclosure and our audited financial statements, compensation expense is adjusted for actual forfeitures. The fair value of Mr. Alsene’s option grant was estimated on the grant date using the Black-Scholes option-pricing model. The fair value of each option granted and the underlying assumptions were as follows:

Fair value of option to purchase one share of common stock at grant date	$ 0.72
Risk-free interest rate	4.69%
Expected price volatility	85.36%
Expected dividend yield	0.00%
Expected life in years	3
Date of Grant	November 15, 2006

For additional information regarding the Company’s option grants, please refer to Note 12 of the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	Effective as of May 31, 2006, Barry E. Stewart resigned as the Company’s Chief Financial Officer.

(4)	Includes excess life insurance in the amount of $4,495, company car expenses in the amount of $2,793 and health insurance premiums in the amount $4,802.

(5)	Includes excess life insurance in the amount of $137, Company 401(k) contribution in the amount of $500, car allowances in the amount of $1,615 and health insurance premiums in the amount of $1,201.

(6)	Includes excess life insurance in the amount of $2,417, company car expenses in the amount of $1,500 and health insurance premiums in the amount $4,802.

(7)	Includes excess life insurance in the amount of $280 and car allowances in the amount of $3,955.

2006 GRANTS OF PLAN-BASED AWARDS

The following table sets forth each grant of an award made to a named executive officer in 2006 under any of the Company’s incentive plans or equity plans.

Name	Grant Date		Date of Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards
				Threshold ($)	Target ($)		Maximum ($)		Threshold (#)		Target (#)		Maximum (#)
Philip L. Carter	1/1/06	(1)	—	(2)	$920,000	(2)	$920,000	(2)	—		—		—		—	—		—

Steven P. Alsene	6/30/06	(1)	—	(2)	$187,500	(2)	$187,500	(2)	—		—		—		—	—		—
	11/15/06	(3)	11/06/06	—	—		—		—		—		—		100,000	$1.26	(5)	$72,020
	6/30/06	(4)	—	—	—		—		18,060	(4)	22,575	(4)	22,575	(4)	—	—		$84,882	(7)

Michael R. Dobbs	1/1/06	(1)	—	(2)	$520,000	(2)	$520,000	(2)	—		—		—		—	—		—

Barry E. Stewart(6)	1/1/06	(6)	—	—	$217,500	(6)	$217,500	(6)	—		—		—		—	—		—

(1)	Award granted under the Company’s 2006 Executive Officer Bonus Plan (“2006 Bonus Plan”).

(2)

The 2006 Bonus Plan is an annual plan and provides Mr. Carter and Mr. Dobbs with a cash bonus opportunity of up to 100% of their respective 2006 annual base salaries and Mr. Alsene with a cash bonus opportunity of up to 75% of his 2006 annual rate of base salary. Under the 2006 Bonus Plan, 90% of the bonus target amount has been equally allocated among three measures of financial performance related to the Company’s 2006 revenue, EBITDA and earnings per share and the remaining 10% has been allocated to a quality of patient care objective. For each financial performance measure there is a minimum performance goal (or threshold) that must be achieved in order for any bonus to be payable with respect to that performance measure, and a target performance goal that must be achieved for the bonus to be paid at the maximum level with respect to that measure (under the 2006 Bonus Plan and as set forth in the above table the target amount and maximum amount payable under the plan are the same). If the Company does not meet the threshold level for a particular performance measure, no bonus will be payable with respect to that performance measure. The bonus award shall increase on a directly proportional basis from 0% to up to 100% of the maximum bonus award for each performance measure, based on the amount by which the threshold amount is exceeded for that performance measure. The amounts included in the table above reflect the maximum possible amounts payable under the 2006 Bonus Plan assuming the target level for each performance measure and the quality of patient care objective is achieved, the actual amounts earned under the 2006 Bonus Plan are reflected in the Summary Compensation Table.

(3)	Award granted under the Rotech Healthcare Inc. Common Stock Option Plan. Effective November 15, 2006, Mr. Alsene was granted options to purchase an aggregate of 100,000 shares of the Company’s common stock. Subject to certain exceptions, the options vest over a period of three years from November 15, 2006 in twelve equal quarterly installments.

(4)	Award granted under the Rotech Healthcare Inc. Senior Management Incentive Plan (2005-2007) (“Incentive Plan”). Effective as of June 30, 2006, Mr. Alsene became a participant in the Incentive Plan in connection with his appointment as the Company’s Chief Financial Officer. Under the terms of the Incentive Plan, for the 3-year period that commenced on January 1, 2005 and ends on December 31, 2007, the Company’s aggregate revenue and average EBITDA for that period will be compared to certain thresholds for each as previously determined by the compensation committee. Since the performance period concludes on December 31, 2007, it cannot be definitively determined at this time whether the Company will meet the performance objectives established under the Incentive Plan. However, as of the date of this proxy statement, management believes that it highly unlikely that the Company will achieve such performance objectives and therefore, management does not believe that any shares will be issued under the Incentive Plan. For purposes of the above table, the share amount listed in the “Threshold” column assumes that each of the revenue-based performance objectives and the minimum EBITDA-based performance objective is met for the 3-year period under the Incentive Plan but the target EBITDA-based performance objective is not met and therefore, in accordance with the Incentive Plan, the target/maximum payout under the Incentive Plan is reduced by 20%. The share amounts listed in the “Target” and “Maximum” columns assume that the Company meets each of the revenue and EBITDA-based performance objectives established under the Incentive Plan. Under the terms of the Incentive Plan, the target is the maximum payout possible and such payout is triggered if the Company meets each of the revenue and EBITDA-based performance objectives established under the Incentive Plan. Under the Incentive Plan, if each of the performance objectives is met, a change in control has not occurred and Mr. Alsene’s participation in the Incentive Plan has not been terminated, he will receive shares of the Company’s common stock having an aggregate value equal to Mr. Alsene’s annualized rate of base salary from the Company in effect on February 15, 2008. Since Mr. Alsene’s base salary as of February 15, 2008 is not determinable at this time, for purposes of the table above, the dollar value of the shares of the Company’s common stock to be potentially issued under the Incentive Plan is based upon $250,000 which is Mr. Alsene’s annualized rate of base salary effective for 2007. The Incentive Plan provides that in calculating the number of shares of the Company’s common stock to be awarded, one-third of each award shall be respectively based on the share price of the Company’s common stock on each of January 1, 2005, 2006 and 2007. The closing sales price of the Company’s common stock as of January 1, 2005, January 1, 2006 and January 1, 2007 was $28.00, $16.76 and $2.24, respectively. Since Mr. Alsene was not a participant in the Incentive Plan on January 1, 2005, in accordance with the Incentive Plan, Mr. Alsene’s potential payout has been prorated based on his initial participation date as of June 30, 2006. Fractional shares have been disregarded for purposes of calculating the total number of shares to be potentially issued. As of the date of this proxy statement, no participant has received any payout (in cash or stock) under the Incentive Plan.

(5)	Represents the closing sales price per share of the Company’s common stock on November 15, 2006 (the grant date of the options) as quoted on NASDAQ.

(6)

Effective as of May 31, 2006, Mr. Stewart resigned as the Company’s Chief Financial Officer. At January 1, 2006, Mr. Stewart was an eligible participant under the 2006 Bonus Plan and had a cash bonus opportunity of up to 75% of his 2006 annual rate of base salary. At January 1, 2005, Mr. Stewart was also an eligible participant under the Incentive Plan. However, effective as of the date of Mr. Stewart’s resignation, he was no longer a participant in the 2006 Bonus Plan or the Incentive Plan and accordingly, was not eligible for any bonus payment under either plan. Mr. Stewart was not granted any award under any of the Company’s other incentive plans, equity plans or otherwise during 2006.

(7)	Value is based on (i) $3.76 which was the closing sales price of the Company’s common stock as quoted on NASDAQ on Mr. Alsene’s initial date of participation in the Incentive Plan of June 30, 2006 and (ii) the maximum number of shares that could potentially be issued to Mr. Alsene under the Incentive Plan based on the assumptions provided in footnote 4 to the above table.

Executive Officer Agreements

Philip L. Carter

On November 1, 2002, the Company entered into an employment agreement with Philip L. Carter, pursuant to which Mr. Carter serves as the Company’s President and Chief Executive Officer. Mr. Carter’s employment with the Company commenced on December 9, 2002. The agreement had an initial term of four years and absent timely notice from either party of its or his intention to terminate the employment relationship, the employment term will automatically renew for additional one year terms. Mr. Carter’s base salary was $920,000 for 2006. Mr. Carter’s base salary is reviewed at least annually by the Board of Directors and/or the compensation committee. Mr. Carter is also eligible for an annual target bonus of up to 100% of his base salary which is based upon certain goals and criteria established by the Board of Directors and/or the Compensation Committee, and which, under certain circumstances, may exceed 100% of his base salary. In addition, Mr. Carter was issued stock options to purchase 750,000 shares of the Company’s common stock upon joining the Company in accordance with his employment agreement. Under the terms of the option agreement entered into with Mr. Carter with respect to such options, in the event of the termination of Mr. Carter’s employment other than by reason of death, retirement on or after age 65, or disability, Mr. Carter has eighteen (18) months from the date of such termination to exercise any then exercisable options. All of such options are currently exercisable. Mr. Carter is entitled to participate in the Company’s life, medical and disability benefits, 401(k) plan and other benefit plans and policies. He is also provided with a company car.

On March 19, 2004, Mr. Carter’s employment agreement was amended to provide for certain payments to be made to Mr. Carter in the event that he should incur liability for certain excise and similar taxes as a result of the payment of benefits to Mr. Carter following a change of control of the Company. In addition, effective as of January 1, 2005, Mr. Carter’s employment agreement was amended and restated to add that in the event Mr. Carter’s employment agreement is not renewed at the expiration of the initial employment period or any renewal period, Mr. Carter will be entitled to the same payments had his employment been terminated by the Company without cause or by Mr. Carter with good reason, as described below in the section entitled “Potential Payments Upon Termination or Change in Control”.

The foregoing summary is qualified in its entirety by reference to the full text of Mr. Carter’s amended and restated employment agreement, a copy of which was filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 filed with the Securities and Exchange Commission on July 14, 2005.

Michael R. Dobbs

On April 4, 2003, the Company entered into an employment agreement with Michael R. Dobbs, pursuant to which Mr. Dobbs serves as the Company’s Chief Operating Officer. Mr. Dobbs’ employment with the Company commenced on January 13, 2003 for an initial term of four years and absent timely notice from either party of its or his intention to terminate the employment relationship, the employment term will automatically renew for additional one year terms. Mr. Dobbs’ base salary was $520,000 for 2006. Mr. Dobbs’ base salary is reviewed at least annually by the Board of Directors and/or the compensation committee. Mr. Dobbs is also eligible for an annual target bonus of up to 100% of his base salary which is based upon certain goals and criteria established by the Board of Directors and/or the compensation committee, and which, under certain circumstances, may exceed 100% of his base salary. In addition, in 2003, Mr. Dobbs was issued stock options to purchase 400,000 shares of common stock in accordance with his employment agreement. Under the terms of the option agreement entered into with Mr. Dobbs with respect to such options, in the event of the termination of Mr. Dobbs’ employment other than by reason of death, retirement on or after age 65, or disability, Mr. Dobbs has eighteen (18) months from the date of such termination to exercise any then exercisable options. All of such options are currently exercisable. Mr. Dobbs is entitled to participate in the Company’s life, medical and disability benefits, 401(k) plan and other benefit plans and policies. He is also provided with a company car.

On March 19, 2004, Mr. Dobbs’ employment agreement was amended to provide for certain payments to be made to Mr. Dobbs in the event that he should incur liability for certain excise and similar taxes as a result of the payment of benefits to Mr. Dobbs following a “change of control” of the Company. In addition, effective as of January 1, 2005, Mr. Dobbs’ employment agreement was amended and restated to add that in the event Mr. Dobbs’ employment agreement is not renewed at the expiration of the initial employment period or any renewal period, Mr. Dobbs will be entitled to the same payments had his employment been terminated by the Company without cause or by Mr. Dobbs with good reason, as described in the section below entitled “Potential Payments Upon Termination or Change in Control”.

The foregoing summary is qualified in its entirety by reference to the full text of Mr. Dobbs’ amended and restated employment agreement, a copy of which was filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 filed with the Securities and Exchange Commission on July 14, 2005.

Steven P. Alsene

On September 19, 2006, the Company appointed Steven P. Alsene as Chief Financial Officer of the Company. Mr. Alsene joined the Company in June 2003 as the Vice President of Internal Audit, he also served as the Company’s Vice President of Finance, and prior to being appointed as Chief Financial Officer, he served as the Company’s Interim Chief Financial Officer since June 30, 2006. On November 8, 2006, the Company entered into a letter agreement with Mr. Alsene, pursuant to which, under certain circumstances, Mr. Alsene would have the right to receive certain benefits upon termination of his employment with the Company, as described below in the section entitled “Potential Payments Upon Termination or Change in Control”. The letter agreement also provides that Mr. Alsene’s annual target performance bonus will be 75% of his annual base salary, which will be paid based on the achievement of performance goals as determined by the Board of Directors or the compensation committee. The foregoing summary is qualified in its entirety by reference to the full text of Mr. Alsene’s letter agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission on November 9, 2006.

Barry E. Stewart

Effective as of August 10, 2004, the Company entered into a letter agreement with its former Chief Financial Officer, Barry E. Stewart, pursuant to which, under certain circumstances, Mr. Stewart would have the right to receive certain benefits upon termination of his employment with the Company. As a result of Mr. Stewart’s voluntary resignation as the Company’s Chief Financial Officer, effective as of May 31, 2006, the letter agreement was terminated except that certain obligations under the letter agreement concerning confidentiality, non-solicitation, non-competition and non-interference survived his termination. Mr. Stewart did not receive any severance or other termination payments in connection with his resignation as Chief Financial Officer of the Company. A copy of the letter agreement was filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2004 filed with the SEC on July 14, 2005.

Allocation Among Components of Compensation

In allocating the Company’s mix of base salary, bonus and equity compensation, the compensation committee believes a significant percentage of the total potential compensation of the Company’s named executive officers should be at risk based on achieving specific performance-based goals because these officers have the greatest ability to influence the Company’s performance. For 2006, over 40% of Mr. Carter’s, Mr. Dobbs’ and Mr. Alsene’s target total annual compensation was performance-based.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table sets forth the equity awards outstanding at December 31, 2006 for each of the named executive officers.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Philip L. Carter	750,000	(1)	—		—	$17.00	12/19/12	—	—	—		—
	—		—		—	—	—	—	—	171,573	(2)	$384,323	(3)

Steven P. Alsene	10,000	(1)	—		—	$23.95	10/18/14	—	—	—		—
	—	(4)	100,000	(4)	—	$1.26	11/14/16	—	—	—		—
	—		—		—	—	—	—	—	22,575	(2)	$50,568	(3)

Michael R. Dobbs	400,000	(1)	—		—	$17.00	4/7/13	—	—	—		—
	—		—		—	—	—	—	—	96,623	(2)	$216,435	(3)

Barry E. Stewart(5)	—		—		—	—	—	—	—	—		—

(1)	Represents options granted under the Rotech Healthcare Inc. Common Stock Option Plan. In November 2005, upon the recommendation of the compensation committee, the Company’s Board of Directors approved the acceleration of the vesting of all the unvested stock options (including the options subject of this footnote) previously granted under the Rotech Healthcare Inc. Common Stock Option Plan, effective November 22, 2005.

(2)

Represents the maximum number of shares of common stock that could be issued to the applicable plan participant under the Rotech Healthcare Inc. Senior Management Incentive Plan (2005-2007) (“Incentive Plan”), based on the assumptions described below. Under the terms of the Incentive Plan, for the 3-year period that commenced on January 1, 2005 and ends on December 31, 2007, the Company’s aggregate revenue and average EBITDA for that period will be compared to certain thresholds for each as previously determined by the compensation committee. Since the performance period concludes on December 31, 2007, it cannot be definitively determined at this time whether the Company will meet the performance objectives established under the Incentive Plan. However, as of the date of this proxy statement, management believes that it highly unlikely that the Company will achieve such performance objectives and therefore, management does not believe that any shares will be issued under the Incentive Plan. For purposes of the above table, the share amounts represent the maximum number of shares that could be issued to the applicable individual under the Incentive Plan and therefore, assumes that each of the performance objectives established under the Incentive Plan have been achieved, that no change in control has occurred and the applicable executive officer’s participation in the Incentive Plan has not been terminated. As described above in the Compensation Discussion and Analysis section under the caption “Senior Management Incentive Plan”, the number of shares of stock to be potentially issued under the Incentive Plan is based on the participant’s annualized rate of base salary from the Company in effect on February 15, 2008. Since the base salaries of the participants as of February 15, 2008 is not determinable at this time, for purposes of the above table, the dollar value of the shares of the Company’s common stock to be potentially issued under the Incentive Plan is based upon each of the above-named participant’s annualized rate of base salary effective for 2007 (which is $950,000, $535,000 and $250,000 for Messrs. Carter, Dobbs and Alsene, respectively). The Incentive Plan provides that in calculating the number of shares of the Company’s common stock to be awarded, one-third of each award shall be respectively based on the share price of the Company’s common stock on each of January 1, 2005, 2006 and 2007. The closing sales price of the Company’s common stock as of January 1, 2005, January 1, 2006 and January 1, 2007 was $28.00, $16.76 and $2.24, respectively. Since Mr. Alsene was not a participant in the Incentive Plan on January 1, 2005, in accordance with the Incentive Plan, Mr. Alsene’s potential issuance of shares has been prorated based on his initial participation date as of June 30, 2006. If each of the revenue-based performance objectives and the minimum EBITDA-based performance is met for the 3-year period under the Incentive Plan but the target EBITDA-based performance objective is not met, then the maximum number of shares to be issued will be reduced by 20%. Fractional shares have been disregarded for purposes of calculating the total number of shares to be awarded. As of the date of this proxy statement, no participant has received any payout (in cash or stock) under the Incentive Plan.

(3)	Market value is based on the closing sales price of the Company’s common stock of $2.24 as of December 31, 2006 and the maximum number of shares that could be issued to the applicable individual under the Incentive Plan. If the Company meets each of the revenue and EBITDA-based performance objectives established under the Incentive Plan, the maximum number of shares will be issued. If each of the revenue-based performance objectives and the minimum EBITDA-based performance is met for the 3-year period under the Incentive Plan but the target EBITDA-based performance objective is not met, then the maximum number of shares to be issued will be reduced by 20%. As of the date of this proxy statement, management believes that it highly unlikely that the Company will achieve the performance objectives established under the Incentive Plan and therefore, management does not believe that any shares will be issued under the Incentive Plan.

(4)	Represents options granted under the Rotech Healthcare Inc. Common Stock Option Plan. Effective November 15, 2006, Mr. Alsene was granted options to purchase an aggregate of 100,000 shares of the Company’s common stock. Subject to certain exceptions, the options vest over a period of three years from November 15, 2006 in twelve equal quarterly installments. As of the date of this proxy statement, options to purchase 8,333 of such shares of the Company’s common stock are exercisable.

(5)	Effective as of May 31, 2006, Mr. Stewart resigned as the Company’s Chief Financial Officer. At December 31, 2006, Mr. Stewart did not have any outstanding equity awards.

2006 OPTION EXERCISES AND STOCK VESTED

None of the named executive officers exercised stock options related to the Company’s stock during 2006 and none of the named executive officers held stock awards that vested during 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following narrative and related tables explain potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving change in control or termination of employment of each of our named executive officers. The amounts shown assume that such change in control or termination was effective as of December 31, 2006, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers upon a change in control or their termination, as applicable. The actual amounts to be paid out can only be determined at the time of such change in control or executive’s separation from the Company.

Senior Management Incentive Plan

Each of Messrs. Carter, Dobbs and Alsene is a participant in the Incentive Plan. Under the terms of the Incentive Plan, if a “change of control” of the Company (as defined in the Incentive Plan) occurs prior to February 15, 2008, no stock-based award will be paid under the Incentive Plan; however, a cash payment will be made to each Incentive Plan participant in the Company’s employ on any date which is within the 90-day period ending on the date such a change of control occurs, equal to the amount of the participant’s base salary for the period commencing on the participant’s first date of participation in the Incentive Plan and ending on the date of the change of control, based on the participant’s annualized rate of base salary as in effect immediately prior to the date of the change of control. Accordingly, assuming a change of control occurred on December 31, 2006 and based on the annualized rate of base salary in effect for Messrs. Carter, Dobbs and Alsene of $920,000, $520,000 and $250,000, respectively, Messrs. Carter, Dobbs and Alsene would receive a lump sum cash payment from the Company in the amount of $1,840,000, $1,040,000 and $125,000, respectively, concurrent with the closing of the transaction constituting the change in control.

If a participant in the Incentive Plan dies or becomes entitled to receive benefits under the Company’s long-term disability plan prior to the earlier of the date on which a “change of control” occurs, or February 15, 2008, the disabled participant or the participant’s estate, as applicable, will receive a lump sum cash payment equal to the amount of the participant’s base salary for the period commencing on the participant’s first date of participation in the Incentive Plan and ending on the date of the participant’s death or the date on which the participant becomes disabled, as applicable. The participant’s base salary in effect immediately prior to the participant’s death or disability, as applicable, is used to calculate this payment. Accordingly, assuming the date of death or disability occurred on December 31, 2006, Messrs. Carter, Dobbs and Alsene (or their estate, as applicable) would receive a lump sum cash payment from the Company in the amount of $1,840,000, $1,040,000 and $125,000, respectively.

Any participant who is party to an employment-related agreement with the Company which provides for severance benefits to be payable upon termination of the participant’s employment with the Company without “cause,” pursuant to a “no fault” termination by the Company or pursuant to the participant’s resignation for “good reason,” and whose employment with the Company is terminated by the Company without “cause,” pursuant to a “no fault” termination by the Company or who resigns for “good reason,” in any case prior to the earlier of the date on which a “change of control” occurs or February 15, 2008, the participant will receive a lump-sum cash payment equal to the amount of the participant’s base salary from the Company for the period commencing on the first date of the participant’s participation in the Incentive Plan and ending on the date of the participant’s termination of employment with the Company. The participant’s base salary in effect immediately prior to termination will be utilized for this purpose. Accordingly, assuming a termination without “cause” or resignation for “good reason” occurred on December 31, 2006, Messrs. Carter, Dobbs and Alsene would receive a lump sum cash payment from the Company in the amount of $1,840,000, $1,040,000 and $125,000, respectively. A participant who is not a party to such an employment-related agreement with the Company will receive no benefit under the Incentive Plan upon the participant’s termination by the Company without “cause,” “no fault termination” or resignation for “good reason.”

Performance Bonus Plan

The payment of bonus awards after a participant’s termination of employment under the Rotech Healthcare Inc. Performance Bonus Plan (the “Performance Bonus Plan”) is governed under the participant’s employment agreement or other written agreement with the Company, if any, that covers the subject of bonus payments. Accordingly, the employment agreements of Messrs. Carter, Dobbs and Alsene described below set forth the circumstances and bonus amounts payable to each of such officers in the event of a termination of employment. However, since Mr. Alsene’s letter agreement with the Company does not address termination on account of death or disability, in the event of his termination due to death or “disability” (as defined in the Performance Bonus Plan) the bonus amount payable to Mr. Alsene, in accordance with the terms of the Performance Bonus Plan, would be such amount that Mr. Alsene would have been entitled to if the termination did not occur. The Performance Bonus Plan was not in effect for year ended December 31, 2006. If Mr. Alsene died or became disabled during 2007 and each of the 2007 performance objectives established under the plan were achieved, Mr. Alsene (or his estate, as applicable) would receive a payment in an amount which equals 75% of Mr. Alsene’s base salary for 2007.

Stock Option Plan

Under the Rotech Healthcare Inc. Common Stock Option Plan, upon a “change in control” (as defined in the option plan), all of the outstanding options will become fully vested.

Employment Agreements and Tabular Disclosure

Philip L. Carter

Mr. Carter’s employment agreement provides for certain payments and benefits to Mr. Carter in connection with his termination or a change in control of the Company. Mr. Carter’s employment with the Company will automatically terminate upon: (a) his death, (b) his “incapacity” (as defined in the employment agreement), (c) the non-renewal of his employment agreement by the Company, (d) the termination of his employment by the Company with or without “cause” (as defined in the employment agreement), (e) the termination of employment by Mr. Carter with or without “good reason” (as defined in the employment agreement) or (f) the closing of a “change of control” of the Company (as defined in the employment agreement). If Mr. Carter’s employment had been terminated at December 31, 2006 for any reason (including any reason specified in the preceding sentence) the Company would have been required to make a lump-sum cash payment to him within 30 days after termination as follows: (a) approximately $74,308 for any accrued but unused vacation time; (b) approximately $17,692 for any earned and unpaid base salary; (c) approximately $306,666 for any accrued and unpaid bonus earned or awarded; (d) except in the case of termination of his employment by the Company for cause or voluntary termination by Mr. Carter without good reason, $920,000 which amount is equal to the pro rata portion (based on the portion of the year expired as of the termination date) of his target bonus for the year in which his employment was terminated (for purposes of this disclosure, this equals the full amount of his target bonus since a termination date of December 31, 2006 was assumed); and (e) an amount equal to unreimbursed business expenses in accordance with the Company’s reimbursement policy (at December 31, 2006, Mr. Carter did not have any unreimbursed business expenses). In addition to the foregoing payment, in the event that Mr. Carter’s termination is as a result of his death or incapacity, the Company will also pay him the full amount of his target bonus for the year in which the termination occurs (less any pro rata portion separately paid). For purposes of this disclosure, Mr. Carter would not be entitled to any additional payment since the full amount of his target bonus for year ended December 31, 2006 would have been paid as described in clause (d) in the preceding sentence.

If Mr. Carter’s employment is terminated as a result of the Company’s non-renewal of his employment agreement or is terminated by the Company without cause or by Mr. Carter with good reason, in addition to the payments set forth in the above paragraph, the Company will: (a) pay Mr. Carter $5,520,000 in a lump sum which equals three times the sum of his then base salary plus the full amount of his target bonus for the year in which the termination occurs; (b) continue to provide Mr. Carter with benefits (including health insurance benefits (for Mr. Carter and his spouse and dependents, if applicable), life insurance and disability insurance benefits referenced in the employment agreement) for a period of up to 24 months which if provided for the full 24 months would have a dollar value of approximately $170,438; and (c) pay the cost of up to 12 months of executive-level outplacement services which if provided for the full 12 months, the Company estimates would cost approximately $40,000. In the event of the termination of Mr. Carter’s employment due to a “change of control” of the Company, in addition to the payments set forth in the above paragraph and the separation benefits as set forth in (a), (b) and (c) in the preceding sentence, in the event that Mr. Carter incurs liability for certain excise taxes under Section 4999 of the Code or similar taxes as a result of the payment of the benefits described above in connection with a change of control, Mr. Carter will be reimbursed by the Company with respect to the payment of such taxes and will also receive “gross-up” payments in connection with any income and taxes incurred as result of such reimbursement. As of the date of this proxy statement, the Company believes that Mr. Carter would not have incurred any excise tax relating to payments received in connection with a change of control termination on December 31, 2006, because the Company believes that the value attributable to the non-compete provisions of Mr. Carter’s employment agreement would reduce the value of the payments treated as parachute payments, within the meaning of Section 280G of the Code, to an amount below the threshold that triggers an excise tax. In addition, upon a change of control, all of the options issued to Mr. Carter will immediately become fully vested and exercisable (at December 31, 2006, all of the options held by Mr. Carter were fully vested). Pursuant to the terms of his employment agreement, Mr. Carter’s receipt of the termination benefits described above is in lieu of any severance, salary or income continuation plan or similar program that the Company now or hereafter offers and is conditioned upon (x) Mr. Carter executing and delivering to the Company a general release of claims arising through the date the release is executed, (y) any revocation period provided for in the release must have expired and (z) Mr. Carter complying with the confidentiality, non-solicitation and non-competition covenants described below.

Throughout Mr. Carter’s employment with the Company and thereafter, Mr. Carter has agreed (subject to certain limited exceptions) to keep confidential all of the Company’s non-public information, matters and materials and adhere to all of the Company’s policies with regard to its confidential information. Mr. Carter has also agreed not to, directly or indirectly, during the period of his employment and for 18 months following the termination of his employment, solicit any of the Company’s employees to join another company that competes with it in any way. In addition, Mr. Carter has agreed not to, directly or indirectly, during the period of his employment and for two years following the termination of his employment, induce any customer or supplier of the Company to cease being a customer or supplier of the Company or to become a customer or supplier of a competitor of the Company, otherwise compete with the Company or interfere with the Company’s business relationships.

The following table summarizes the potential payments to Mr. Carter upon termination or a change in control as described above as of December 31, 2006.

	Potential Payments Upon Termination or Change in Control as of December 31, 2006(1)
Compensation Components	Change in Control		Involuntary Termination Without Cause or Voluntary Termination for Good Reason		Involuntary Termination For Cause or Voluntary Termination Without Good Reason		Contract Non-renewal		Death		Incapacity
Base Salary	$92,000	(2)	$92,000	(2)	$92,000	(2)	$92,000	(2)	$92,000	(2)	$92,000	(2)
Bonus	$1,226,666	(3)	$1,226,666	(3)	$306,666	(6)	$1,226,666	(3)	$1,226,666	(3)	$1,226,666	(3)
Separation Benefits	$5,560,000	(4)	$5,560,000	(4)	—		$5,560,000	(4)	—		—
Health and Insurance Benefits	$170,438	(5)	$170,438	(5)	—		$170,438	(5)	—		—
Senior Management Incentive Plan	$1,840,000		$1,840,000		—		—		$1,840,000		$1,840,000

Total	$8,889,104	(7)	$8,889,104		$398,666		$7,049,104		$3,158,666		$3,158,666

(1)	All dollar amounts assume a termination date or change in control date of December 31, 2006.

(2)	Represents accrued but unused vacation time and earned but unpaid base salary.

(3)	Represents accrued but unpaid bonus earned or awarded and pro rata portion of target bonus.

(4)	Represents payment of three times the sum of base salary and target bonus. Also includes payment for 12 months of outplacement services in the amount of $40,000.

(5)	Represents payment for health benefits and life and disability insurance for 24 months.

(6)	Represents accrued but unpaid bonus earned or awarded.

(7)	In the event that Mr. Carter incurs liability for certain excise taxes under Section 4999 of the Code or similar taxes as a result of the payment of the amounts set forth in the above table in connection with a change of control, Mr. Carter will be reimbursed by the Company with respect to the payment of such taxes and will also receive “gross-up” payments in connection with any income and taxes incurred as result of such reimbursement. As of the date of this proxy statement, the Company believes that Mr. Carter would not have incurred any excise tax relating to payments received in connection with a change of control termination on December 31, 2006, because the Company believes that the value attributable to the non-compete provisions of Mr. Carter’s employment agreement would reduce the value of the payments treated as parachute payments, within the meaning of Section 280G of the Code, to an amount below the threshold that triggers an excise tax.

Michael R. Dobbs

Mr. Dobbs’ employment agreement provides for certain payments and benefits to Mr. Dobbs in connection with his termination or a change in control of the Company. Mr. Dobbs’ employment with the Company will automatically terminate upon: (a) his death, (b) his “incapacity” (as defined in the employment agreement), (c) the non-renewal of his employment agreement by the Company, (d) the termination of his employment by the Company with or without “cause” (as defined in the employment agreement), (e) the termination of employment by Mr. Dobbs with or without “good reason” (as defined in the employment agreement) or (f) the closing of a “change of control” of the Company (as defined in the employment agreement). If Mr. Dobbs’ employment had been terminated at December 31, 2006 for any reason (including any reason specified in the preceding sentence) the Company would have been required to make a lump-sum cash payment to him within 30 days after termination as follows: (a) approximately $6,000 for any accrued but unused vacation time; (b) approximately $10,000 for any earned and unpaid base salary; (c) approximately $173,333 for any accrued and unpaid bonus earned or awarded; (d) except in the case of termination of his employment by the Company for cause or voluntary termination by Mr. Dobbs without good reason, $520,000 which amount is equal to the pro rata portion (based on the portion of the year expired as of the termination date) of his target bonus for the year in which his employment was terminated (for purposes of this disclosure, this equals the full amount of his target bonus since a termination date of December 31, 2006 was assumed); and (e) an amount equal to unreimbursed business expenses in accordance with the Company’s reimbursement policy (at December 31, 2006, Mr. Dobbs did not have any unreimbursed business expenses). In addition to the foregoing payment, in the event that Mr. Dobbs’ termination is as a result of his death or incapacity, the Company will also pay him the full amount of his target bonus for the year in which the termination occurs (less any pro rata portion separately paid). For purposes of this disclosure, Mr. Dobbs would not be entitled to any additional payment since the full amount of his target bonus for year ended December 31, 2006 would have been paid as described in clause (d) in the preceding sentence.

If Mr. Dobbs’ employment is terminated as a result of the Company’s non-renewal of his employment agreement or is terminated by the Company without cause or by Mr. Dobbs with good reason, in addition to the payments set forth in the above paragraph, the Company will: (a) pay Mr. Dobbs $2,080,000 in a lump sum which equals two times the sum of his then base salary plus the full amount of his target bonus for the year in which the termination occurs; (b) continue to provide Mr. Dobbs with benefits (including health insurance benefits (for Mr. Dobbs and his spouse and dependents, if applicable), life insurance and disability insurance benefits referenced in the employment agreement) for a period of up to 24 months which if provided for the full 24 months would have a dollar value of approximately $159,667; and (c) pay the cost of up to 12 months of executive-level outplacement services which if provided for the full 12 months, the Company estimates would cost approximately $40,000. In the event of the termination of Mr. Dobbs’ employment due to a “change of control” of the Company, in addition to the payments set forth in the above paragraph and the separation benefits as set forth in (a), (b) and (c) in the preceding sentence, in the event that Mr. Dobbs incurs liability for certain excise taxes under Section 4999 of the Code or similar taxes as a result of the payment of the benefits described above in connection with a change of control, Mr. Dobbs will be reimbursed by the Company with respect to the payment of such taxes and will also receive “gross-up” payments in connection with any income and taxes incurred as result of such reimbursement. As of the date of this proxy statement, the Company believes that Mr. Dobbs would not have incurred any excise tax relating to payments received in connection with a change of control termination on December 31, 2006, because the Company believes that the value attributable to the non-compete provisions of Mr. Dobbs’ employment agreement would reduce the value of the payments treated as parachute payments, within the meaning of Section 280G of the Code, to an amount below the threshold that triggers an excise tax. In addition, upon a change of control, all of the options issued to Mr. Dobbs will immediately become fully vested and exercisable (at December 31, 2006, all of the options held by Mr. Dobbs were fully vested). Pursuant to the terms of his employment agreement, Mr. Dobbs’ receipt of the termination benefits described above is in lieu of any severance, salary or income continuation plan or similar program that the Company now or hereafter offers and is conditioned upon (x) Mr. Dobbs executing and delivering to the Company a general release of claims arising through the date the release is executed, (y) any revocation period provided for in the release must have expired and (z) Mr. Dobbs complying with the confidentiality, non-solicitation and non-competition covenants described below.

Throughout Mr. Dobbs’ employment with the Company and thereafter, Mr. Dobbs has agreed (subject to certain limited exceptions) to keep confidential all of the Company’s non-public information, matters and materials and adhere to all of the Company’s policies with regard to its confidential information. Mr. Dobbs has also agreed not to, directly or indirectly, during the period of his employment and for 18 months following the termination of his employment, solicit any of the Company’s employees to join another company that competes with it in any way. In addition, Mr. Dobbs has agreed not to, directly or indirectly, during the period of his employment and for two years following the termination of his employment, induce any customer or supplier of the Company to cease being a customer or supplier of the Company or to become a customer or supplier of a competitor of the Company, otherwise compete with the Company or interfere with the Company’s business relationships.

The following table summarizes the potential payments to Mr. Dobbs upon termination or a change in control as described above as of December 31, 2006.

	Potential Payments Upon Termination or Change in Control as of December 31, 2006(1)
Compensation Components	Change in Control		Involuntary Termination Without Cause or Voluntary Termination for Good Reason		Involuntary Termination For Cause or Voluntary Termination Without Good Reason		Contract Non-renewal		Death		Incapacity
Base Salary	$16,000	(2)	$16,000	(2)	$16,000	(2)	$16,000	(2)	$16,000	(2)	$16,000	(2)
Bonus	$693,333	(3)	$693,333	(3)	$173,333	(6)	$693,333	(3)	$693,333	(3)	$693,333	(3)
Separation Benefits	$2,120,000	(4)	$2,120,000	(4)	—		$2,120,000	(4)	—		—
Health and Insurance Benefits	$159,667	(5)	$159,667	(5)	—		$159,667	(5)	—		—
Senior Management Incentive Plan	$1,040,000		$1,040,000		—		—		$1,040,000		$1,040,000

Total	$4,029,000	(7)	$4,029,000		$189,333		$2,989,000		$1,749,333		$1,749,333

(1)	All dollar amounts assume a termination date or change in control date of December 31, 2006.

(2)	Represents accrued but unused vacation time and earned but unpaid base salary.

(3)	Represents accrued but unpaid bonus earned or awarded and pro rata portion of target bonus.

(4)	Represents payment of two times the sum of base salary and target bonus. Also includes payment for 12 months of outplacement services in the amount of $40,000.

(5)	Represents payment for health benefits and life and disability insurance for 24 months.

(6)	Represents accrued but unpaid bonus earned or awarded.

(7)	In the event that Mr. Dobbs incurs liability for certain excise taxes under Section 4999 of the Code or similar taxes as a result of the payment of the amounts set forth in the above table in connection with a change of control, Mr. Dobbs will be reimbursed by the Company with respect to the payment of such taxes and will also receive “gross-up” payments in connection with any income and taxes incurred as result of such reimbursement. As of the date of this proxy statement, the Company believes that Mr. Dobbs would not have incurred any excise tax relating to payments received in connection with a change of control termination on December 31, 2006, because the Company believes that the value attributable to the non-compete provisions of Mr. Dobbs’ employment agreement would reduce the value of the payments treated as parachute payments, within the meaning of Section 280G of the Code, to an amount below the threshold that triggers an excise tax.

Steve P. Alsene

On November 8, 2006, the Company entered into a letter agreement with its Chief Financial Officer, Steven P. Alsene, pursuant to which, under certain circumstances, Mr. Alsene will have the right to receive certain benefits upon termination of his employment with the Company. If Mr. Alsene’s employment was terminated at December 31, 2006 by Mr. Alsene for “good reason” or by the Company without “cause” (each as defined in the letter agreement), the Company would have made a lump sum cash payment to Mr. Alsene in the amount of $437,500 no later than twenty (20) days after the termination of his employment, which is an amount equal to the sum of (i) one hundred percent (100%) of his annual base salary (measured as of the time of the termination of his employment) and (ii) one hundred percent (100%) of his annual target performance bonus for the year in which such termination of employment occurred. The Company would also (a) pay Mr. Alsene $4,808 for any base salary or bonus earned but not yet paid as of the date of the termination, (b) reimburse him for all reimbursable expenses (at December 31, 2006, Mr. Alsene did not have any reimbursable expenses outstanding) and (c) continue his medical coverage under the Company’s group health plan for a period of twelve (12) months from the date of his termination by directly paying the monthly premiums on his behalf during such period which premiums the Company estimates would cost approximately $18,297 in the aggregate. Mr. Alsene’s entitlement to the severance pay and other termination benefits described above are conditioned upon his providing a general release in favor of the Company of all claims relating to his employment. In addition, throughout Mr. Alsene’s employment with the Company and thereafter, he has agreed (subject to certain limited exceptions) to keep confidential all of the Company’s non-public information, matters and materials. Mr. Alsene has also agreed, for a period of one (1) year following the termination of his employment, not to directly or indirectly compete with the Company, solicit any of its employees or knowingly do anything that would be adverse in any material way to the Company’s interests (including interfering with the Company’s business relationships).

The following table summarizes the potential payments to Mr. Alsene upon termination or a change in control as described above as of December 31, 2006.

	Potential Payments Upon Termination or Change in Control as of December 31, 2006(1)
Compensation Components	Change in Control	Involuntary Termination Without Cause or Voluntary Termination for Good Reason		Involuntary Termination For Cause or Voluntary Termination Without Good Reason	Death	Incapacity
Base Salary	—	$4,808	(2)	—	—	—
Bonus	—	$18,750	(3)	—	—	—
Separation Benefits	—	$437,500	(4)	—	—	—
Health Benefits	—	$18,297	(5)	—	—	—
Senior Management Incentive Plan	$125,000	$125,000		—	$125,000	$125,000

Total	$125,000	$604,355		—	$125,000	$125,000

(1)	All dollar amounts assume a termination date or change in control date of December 31, 2006.

(2)	Represents base salary earned but not yet paid.

(3)	Represents bonus earned but not yet paid.

(4)	Represents 100% of the sum of Mr. Alsene’s base salary and target bonus.

(5)	Represents payment for 12 months of medical coverage premiums.

Barry E. Stewart (Former Chief Financial Officer)

Mr. Stewart served as our Chief Financial Officer from August 10, 2004 until his resignation on May 31, 2006. Mr. Stewart did not receive any severance or other termination payments in connection with his resignation as Chief Financial Officer of the Company.

2006 DIRECTOR COMPENSATION

The following table sets forth compensation information for the Company’s non-employee directors for the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Arthur J. Reimers	$119,000	$209,360	(1)	—	(2)	—	—	—	$328,360
James H. Bloem	$63,000	$141,920	(1)	—		—	—	—	$204,920
Edward L. Kuntz	$59,000	$69,787	(1)	—	(2)	—	—	—	$128,787
Arthur Siegel	$75,000	$69,787	(1)	—	(2)	—	—	—	$144,787
William J. Mercer, former director(3)	$22,000	62,267		—		—	—	—	$84,267
Barbara B. Hill, former director(3)	$18,000	124,533		—		—	—	—	$142,533

(1)	Represents the dollar amount of compensation cost recognized by the Company under FAS 123R for financial statement reporting purposes for the year ended December 31, 2006. Restricted stock awards generally vest upon the earlier of one year from the date of grant or the date of the next annual meeting of stockholders. On September 27, 2005, 12,000 shares of restricted stock were awarded to Mr. Reimers, 4,000 shares of restricted stock were awarded to each of Messrs. Kuntz, Siegel and Mercer and 8,000 shares of restricted stock were awarded to Ms. Hill. On October 10, 2005, 8,000 shares of restricted stock were awarded to Mr. Bloem. The value of the shares of restricted stock awarded is $23.35 for those awarded on September 27, 2005 and $22.40 for those awarded on October 10, 2005. The value is based upon the closing sales price of the Company’s common stock as quoted on NASDAQ on the business day prior to the grant date. The shares of restricted stock granted in 2005 vested on June 30, 2006 (the date of the Company’s 2006 annual meeting of stockholders). On June 30, 2006, 12,000 shares of restricted stock were awarded to Mr. Reimers and 4,000 shares of restricted stock were awarded to each of Messrs. Bloem, Kuntz and Siegel with a value of $3.76 per restricted share. The shares of restricted stock granted in 2006 will vest on the date of the 2007 annual meeting of stockholders. The grant date fair value of the shares of restricted stock granted in 2006 is $45,120 with respect to the restricted shares awarded to Mr. Reimers and $15,040 for each of Messrs. Bloem, Kuntz and Siegel with respect to the restricted shares awarded to each such director. The grant date fair value is based on a per share stock price of $3.76 which was the closing sales price of the Company’s common stock as quoted on NASDAQ on June 30, 2006 (the grant date of the restricted shares awarded in 2006). At December 31, 2006, the aggregate number of restricted stock awards outstanding for each director was as follows: Mr. Reimers—36,000 (12,000 of such shares remained subject to transfer restrictions), Mr. Bloem—12,000 (4,000 of such shares remained subject to transfer restrictions), Mr. Kuntz—12,000 (4,000 of such shares remained subject to transfer restrictions) and Mr. Siegel—12,000 (4,000 of such shares remained subject to transfer restrictions). All shares of restricted stock were granted under the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan.

(2)	At December 31, 2006, Messrs. Reimers, Kuntz and Siegel each held options to purchase 23,000 shares of the Company’s common stock. All of such options were granted under the Rotech Healthcare Inc. Common Stock Option Plan, are all fully exercisable and were fully vested prior to 2006. Of the options held by Messrs. Reimers and Kuntz, options to purchase 15,000 shares of the Company’s common stock expire on May 21, 2012 and have an exercise price of $20.00 per share and options to purchase 8,000 shares of the Company’s common stock expire on May 20, 2013 and have an exercise price of $14.55 per share. Of the options held by Mr. Siegel, options to purchase 15,000 shares of the Company’s common stock expire on December 19, 2012 and have an exercise price of $17.00 per share and options to purchase 8,000 shares of the Company’s common stock expire on May 20, 2013 and have an exercise price of $14.55 per share.

(3)	Both Mr. Mercer and Ms. Hill decided not to stand for reelection at the 2006 annual meeting of stockholders. Accordingly, Mr. Mercer’s and Ms. Hill’s service as members of the Company’s board of directors ended effective June 30, 2006.

Board and Committee Member Compensation

Each member of the Board of Directors will receive an annual retainer of $20,000, an attendance fee of $2,000 per board meeting and a participation fee of $1,000 per telephonic board meeting. In lieu of the $20,000 annual retainer, the Chairman of the Board of Directors receives an annual retainer of $75,000. The chairman of the audit committee receives an additional annual fee of $10,000 and each member of the audit committee receives an attendance fee of $2,000 per audit committee meeting and $1,000 per telephonic audit committee meeting. Additionally, any director who serves as chairman of any other board committee will receive an annual fee of $5,000 and members of such other committees will receive an attendance fee of $1,000 per committee meeting (whether in person or telephonic). Directors who also serve as employees of the Company do not receive any compensation for their service on the Board of Directors (or any committee thereof).

Effective as of August 1, 2004, the Company established the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan (“Restricted Stock Plan”) which is intended to attract, retain and provide incentives to nonemployee directors of the Company. Under the terms of the Restricted Stock Plan each of the Company’s nonemployee directors will receive (i) a restricted stock award of 8,000 shares of the Company’s common stock for his or her initial year as a nonemployee director (provided that such nonemployee director’s initial term commenced on or after August 1, 2004), (ii) a restricted stock award for 4,000 shares of the Company’s common stock for each year during which he or she continues to serve as a nonemployee director and (iii) in the event that the Chairman of the Board of Directors is a nonemployee director, in lieu of any other restricted stock award to be granted under the Restricted Stock Plan, the Chairman will receive a restricted stock award for 12,000 shares of common stock for each year he or she serves in such capacity. 200,000 shares of common stock have been authorized by the Company for restricted awards to be made under the Restricted Stock Plan. During 2006, restricted stock awards for an aggregate amount of 24,000 shares were granted to the Company’s nonemployee directors under the Company’s Restricted Stock Plan. On June 30, 2006, 12,000 restricted shares were awarded to Mr. Reimers (the Chairman of the Board) and 4,000 restricted shares were awarded to each of Messrs. Bloem, Kuntz and Siegel. All of the shares awarded during 2006 remain subject to transfer restrictions. Generally, the restricted shares are subject to transfer restrictions under which the holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares for a period of one year. The number of shares available for future awards under the Restricted Stock Plan, as of December 31, 2006, was 104,000. For a complete copy of the Restricted Stock Plan, please refer to Exhibit 4.8 to the Company’s Registration Statement on Form S-8 (File No. 333-119008) filed with the Securities and Exchange Commission on September 15, 2004. Mr. Mudrick has volunteered to forgo compensation for his services on the Board of Directors. Accordingly, Mr. Mudrick has not received any compensation since being appointed to the Board in April 2007 and, if elected at the 2007 annual meeting of stockholders, Mr. Mudrick will not receive any compensation for serving on the Board or any Board committees during 2007. Please refer to “Proposal 3—Ratification and Approval of the Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan” of this proxy statement for a discussion of the proposed amendment and restatement of the Restricted Stock Plan.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Board of Directors and the Company’s audit committee have adopted a written policy and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (generally, directors, executive officers and stockholders owning five percent or greater of the Company’s outstanding stock and their immediate family members). The policy covers each transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any related person had, has or will have a direct or indirect interest. A copy of this policy is posted on the Company’s website at www.rotech.com.

All related person transactions are required to be approved in advance by the audit committee and any such transactions not so approved will be in violation of the policy unless ratified by the audit committee. Prior to entering into the related person transaction, notice of the facts and circumstances of the proposed transaction is to be provided to the Company’s Chief Legal Officer. If the Chief Legal Officer determines that the proposed transaction is a related person transaction, such proposed transaction is submitted to the audit committee for consideration and approval.

The audit committee will consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The audit committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the audit committee determines in good faith. The audit committee will review related person transactions annually to determine whether it continues to be in the Company’s best interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the tables below, beneficial ownership is calculated based upon the rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In computing the percentage ownership of each person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 25, 2007 are considered outstanding. These shares, however, are not considered outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth information about the beneficial ownership of the Company’s common stock by the Company’s directors and named executive officers as of April 25, 2007. Except as indicated in the notes to the table or as a result of applicable community property laws, each stockholder named in the table has sole voting and investment power to the shares shown as beneficially owned by such stockholder.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class(2)
Directors and Named Executive Officers:
Philip L. Carter(3)	750,000	2.94%
Michael R. Dobbs(4)	407,100	1.60%
Steve P. Alsene(5)	26,666	*
Arthur J. Reimers(6)	69,000	*
James H. Bloem(7)	12,000	*
Edward L. Kuntz(8)	35,000	*
Jason B. Mudrick(9)	—	—
Arthur Siegel(8)	35,000	*
All directors and executive officers, as a group	1,334,766	5.23%

*	Less than 1%.
(1)	The address for those named in the table is: c/o Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804.

(2)	Percent of class in the above table is based on 25,505,270 shares of the Company’s common stock outstanding on April 25, 2007. Options held by the Company’s directors and executive officers as a group that are currently exercisable or exercisable within 60 days of April 25, 2007 are considered outstanding for the purpose of computing the percentage ownership of the group.

(3)	Includes options granted under the Company’s Option Plan to purchase 750,000 shares of the Company’s common stock which are presently exercisable. As discussed above under the caption “Compensation Discussion and Analysis—2005 Accelerated Vesting of Outstanding Options”, all of the options granted to Mr. Carter as set forth in the above table are presently exercisable. On April 17, 2007, the compensation committee approved the grant of options to purchase an additional 750,000 shares of common stock to Mr. Carter subject to stockholder approval of “Proposal 2—Ratification and Approval of an Amendment to the Rotech Healthcare Inc. Common Stock Option Plan and Approval of the Performance Goals” included in this proxy statement. In the event that Proposal 2 is not approved by the Company’s stockholders, the April 17, 2007 option grant will be deemed null and void and otherwise forfeited.

(4)	Includes 7,100 shares of the Company’s common stock owned by Mr. Dobbs and options granted under the Company’s Option Plan to purchase 400,000 shares of common stock which are presently exercisable. As discussed above under the caption “Compensation Discussion and Analysis—2005 Accelerated Vesting of Outstanding Options”, all of the options granted to Mr. Dobbs as set forth in the above table are presently exercisable. On April 17, 2007, the compensation committee approved the grant of options to purchase an additional 400,000 shares of common stock to Mr. Dobbs subject to stockholder approval of “Proposal 2—Ratification and Approval of an Amendment to the Rotech Healthcare Inc. Common Stock Option Plan and Approval of the Performance Goals” included in this proxy statement. In the event that Proposal 2 is not approved by the Company’s stockholders, the April 17, 2007 option grant will be deemed null and void and otherwise forfeited.

(5)	Includes options granted under the Company’s Option Plan to purchase of 26,666 shares of common stock which are presently exercisable or exercisable within 60 days of April 25, 2007. Mr. Alsene was granted options to purchase 10,000 shares of common stock on October 18, 2004 all of such options were deemed vested in connection with the Company’s 2005 accelerated vesting of outstanding options as discussed above under the caption “Compensation Discussion and Analysis—2005 Accelerated Vesting of Outstanding Options”. In addition, effective as of November 15, 2006, Mr. Alsene was granted options to purchase 100,000 shares of common stock of which options to purchase 16,666 shares of common stock are presently exercisable or exercisable within 60 days of April 25, 2007. These options vest over a period of three years from November 15, 2006 in twelve equal quarterly installments.

(6)	Includes (i) 10,000 shares of the Company’s common stock owned by Mr. Reimers, (ii) options granted under the Company’s Option Plan to purchase 23,000 shares of common stock, all of which are presently exercisable and (iii) 36,000 restricted shares awarded under the Company’s nonemployee director restricted stock plan of which 12,000 of such shares remained subject to transfer restrictions as of April 25, 2007.

(7)	Includes 12,000 restricted shares awarded under the Company’s nonemployee director restricted stock plan of which 4,000 of such shares remained subject to transfer restrictions as of April 25, 2007.

(8)	Includes (i) options to purchase 23,000 shares of the Company’s common stock, all of which are presently exercisable and (ii) 12,000 restricted shares awarded under the Company’s nonemployee director restricted stock plan of which 4,000 of such shares remained subject to transfer restrictions as of April 25, 2007.

(9)

Mr. Mudrick is an employee of Contrarian Capital Management, L.L.C. (“Contrarian”), an investment management firm based in Greenwich, Connecticut. In that capacity, Mr. Mudrick acts as the portfolio manager of Contrarian Equity Fund, L.P. and other investment management clients of Contrarian. As of April 25, 2007, Contrarian is deemed the beneficial owner of approximately 5,049,536 shares, or 19.8%, of the Company’s outstanding common stock. Contrarian disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein. Mr. Mudrick is not a beneficial owner of the shares of common stock held by clients of Contrarian.

The table below sets forth certain information as to each person or entity known to the Company to be the beneficial owner of five percent or more of any class of the Company’s voting securities as of April 25, 2007.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
Five Percent or Greater Holders:
Steel Partners II, L.P. and related entity and individual(2) 590 Madison Avenue 32nd Floor New York, NY 10022	5,374,940	21.07%

Contrarian Capital Management, L.L.C. and related entities(3) 411 West Putnam Avenue Suite 225 Greenwich, CT 06830	5,049,536	19.79%

GE Capital CFE, Inc.(4) c/o General Electric Capital Corporation 201 Merritt 7 Norwalk, CT 06851	2,551,156	10.00%

The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.(5) 85 Broad Street New York, NY 10004	2,331,500	9.14%

Wynnefield Small Cap Value Offshore Fund, Ltd. and related entities and individual(6) 450 Seventh Avenue Suite 509 New York, NY 10123	1,700,500	6.67%

(1)	Percent of class in the above table is based on 25,505,270 shares of the Company’s common stock outstanding on April 25, 2007.

(2)	Information is based solely on a Form 4 filed with the Securities and Exchange Commission on August 21, 2006 and a Schedule 13D/A filed with the Securities and Exchange Commission on November 8, 2005. The Form 4 was filed jointly by Warren G. Lichtenstein, Steel Partners, L.L.C. (“Steel LLC”) and Steel Partners II, L.P. (“Steel LP”) and reported the sale of 42,510 shares of the Company’s common stock and beneficial ownership of 5,374,940 shares of common stock following such sale. The securities reported in the Form 4 are owned directly by Steel LP, and owned indirectly by Steel LLC by virtue of it being the general partner of Steel LP and by Mr. Lichtenstein by virtue of his position as the sole executive officer and managing member of Steel LLC. Steel LLC and Mr. Lichtenstein disclaim beneficial ownership of the shares owned by Steel LP except to the extent of their pecuniary interest therein. As provided in the Schedule 13D/A filing, as of the close of business on November 3, 2005, Steel LP beneficially owned 5,417,450 shares of the Company’s common stock. Mr. Lichtenstein has sole voting and dispositive power with respect to the 5,417,450 shares owned by Steel LP by virtue of his authority to vote and dispose of such shares.

(3)

Information is based solely on a Schedule 13D filed with the Securities and Exchange Commission on April 25, 2007. The Schedule 13D was filed by the following entities: (i) Contrarian Capital Management, L.L.C. (“CCM”), (ii) Contrarian Equity Fund, L.P. (“Contrarian Equity”) and (iii) Contrarian Capital Fund I, L.P. (“CCF I”). The foregoing reporting persons hold an aggregate of 5,049,536 shares. CCM is the beneficial owner of 5,049,536 shares consisting of 2,539,370 shares held by Contrarian Equity, 1,933,135 shares held by CCF I and 577,031 shares held by certain managed accounts. CCM has the sole voting and dispositive power with respect to 577,031 shares held by the managed accounts and has the shared voting and dispositive power with respect to 4,472,505 shares collectively held by Contrarian Equity and CCF I. Contrarian Equity may be deemed to be the beneficial owner of 2,539,370 shares and has shared voting and dispositive power with respect to such shares. CCF I may be deemed to be the beneficial owner of 1,933,135 shares and has shared voting and dispositive power with respect to such shares. Each of the reporting persons disclaim beneficial ownership in the common stock reported in the Schedule 13D except to the extent of their pecuniary interest therein. Jason B. Mudrick, a member of the Company’s Board of Directors, is an employee of CCM. In that capacity, Mr. Mudrick acts as the portfolio manager of Contrarian Equity and other investment management clients of CCM. Mr. Mudrick is not a beneficial owner of the shares of common stock held by clients of CCM.

(4)	Information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on May 10, 2006. Schedule 13G/A was filed by the following entities: (i) GE Capital CFE, Inc. (“CFE”), (ii) General Electric Capital Corporation (“GE Capital”), (iii) General Electric Capital Services, Inc., a Delaware corporation (“GECS”), and (iv) General Electric Company (“GE”). CFE is the beneficial owner of 2,551,156 shares of the Company’s common stock and CFE has sole voting and dispositive power over such shares. GE Capital is the parent company of CFE, GECS is the parent company of GE Capital and GE is the parent company of GECS. GE Capital, GECS and GE disclaim beneficial ownership of all of the shares.

(5)	Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007. The Schedule 13G was filed by The Goldman Sachs Group, Inc. (“GS Group”) and Goldman, Sachs & Co. (“Goldman Sachs”). The foregoing reporting persons hold an aggregate of 2,331,500 shares of the Company’s common stock. The Schedule 13G indicates that reporting persons have shared power to vote and dispose of all of such shares and the securities being reported on by GS Group, as a parent holding company, are owned, or may be deemed to be beneficially owned, by Goldman Sachs, a broker or dealer registered under Section 15 of the Exchange Act and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Goldman Sachs is a direct and indirect wholly-owned subsidiary of GS Group.

(6)	Information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2007. The Schedule 13G/A was filed by the following entities and person: (i) Wynnefield Small Cap Value Offshore Fund, Ltd. (“Fund”), (ii) Wynnefield Capital, Inc. (“WCI”), (iii) Channel Partnership II, L.P. (“Channel”), (iv) Wynnefield Capital, Inc. Profit Sharing Plan (“Plan”) and (v) Nelson Obus (“Mr. Obus”). The foregoing reporting persons hold an aggregate of 1,700,500 shares. The Schedule 13G/A indicates that (i) Fund is the beneficial owner of 1,675,000 shares and has the sole power to vote and dispose of all of such shares; (ii) WCI holds an indirect beneficial interest in 1,675,000 shares which are directly beneficially owned by Fund; (iii) Channel is the beneficial owner of 500 shares and has the sole power to vote and dispose of all of such shares; (iv) Plan is the beneficial owner of 25,000 shares and has the sole power to vote and dispose of all of such shares and (v) Mr. Obus holds an indirect beneficial interest in 25,500 shares and has the sole power to vote and dispose of all of such shares. 500 of such shares are directly beneficially owned by Channel and 25,000 of such shares are directly beneficially owned by Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file.

Based solely on the Company’s review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the Company believes that all of its directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 2006 fiscal year.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2006, with respect to shares of the Company’s common stock that may be issued under its existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,209,919	(1)	$12.47	168,878	(2)(3)
Equity compensation plans not approved by security holders	—		—	—

Total	4,209,919	(1)	$12.47	168,878	(2)(3)

(1)	Includes 3,550,850 shares of common stock to be issued upon exercise of options granted under the Rotech Healthcare Inc. Common Stock Option Plan that were outstanding at December 31, 2006. Also includes 659,069 shares of common stock that may be issued pursuant to awards under the Rotech Healthcare Inc. Senior Management Incentive Plan (2005-2007) (the “Incentive Plan”). Awards under the Incentive Plan are determined based upon, among other things, the revenues and EBITDA of the Company, continued employment with the Company with a title that renders the individual eligible to receive a benefit under the Incentive Plan, the occurrence of a “change of control” (as defined in the Incentive Plan) of the Company and the participant’s annualized rate of base salary received from the Company. Accordingly, the calculation of the number of shares available for future issuance as set forth in the table above is based upon a number of assumptions, including that (i) the Company meets the revenue and EBITDA-based performance objectives established under the Incentive Plan, (ii) none of the current participants’ participation in the Incentive Plan is terminated prior to February 15, 2008 as a result of termination of employment with the Company or a change in title, in either case, that renders the individual ineligible to receive a benefit under the Incentive Plan and (iii) a “change of control” of the Company has not occurred. As of the date of this Proxy Statement, no participant has received any payout (in cash or stock) under the Incentive Plan. In determining the aggregate value of the shares of common stock to be awarded, the Incentive Plan provides that the shares will have an aggregate value equal to the participant’s annualized base rate of salary as in effect on February 15, 2008. Since each participant’s base salary as of such date is not determinable at this time, for purposes of the table above, the dollar value is based upon each Incentive Plan participant’s current annualized rate of base salary in effect for 2007. The Incentive Plan provides that in calculating the number of shares of the Company’s common stock to be awarded, one-third of each award shall be respectively based on the share price of the Company’s common stock on each of January 1, 2005, 2006 and 2007. The closing sales price of the Company’s common stock as of January 1, 2005, January 1, 2006 and January 1, 2007 was $28.00, $16.76 and $2.24, respectively. In accordance with the terms of Incentive Plan, the potential issuance of shares to participants in the Incentive Plan that were not plan participants on January 1, 2005 has been prorated based on such participant’s initial participation date. Fractional shares have been disregarded for purposes of calculating the total number of shares to be awarded. As of the date of this proxy statement, management does not believe that the Company will meet the performance objectives established under the Incentive Plan and therefore the Company does not expect that any shares of common stock will be issued under the Incentive Plan. The weighted-average exercise price in Column (b) of the above table does not take into account awards under the Incentive Plan.

(2)

Includes 64,878 shares of common stock available for issuance upon exercise of options that have not been granted under the Company’s common stock option plan as of December 31, 2006. Based on (i) 4,025,000 shares of common stock reserved for issuance to employees, officers, nonemployee directors and consultants upon exercise of incentive and non-statutory options under the common stock option plan, (ii) 409,272 shares of common stock issued upon exercise of options under the Company’s common stock option plan and (iii) 3,550,850 shares of common stock underlying outstanding options at December 31, 2006. Options exercisable for an aggregate of 818,625 shares of common stock were forfeited in 2006. Options exercisable for an aggregate of 1,241,875 shares of common stock were granted in 2006.

(3)	Includes 104,000 restricted shares of common stock available for future awards under the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan as of December 31, 2006. 200,000 shares of the Company’s common stock have been authorized by the Company for restricted awards to be made under the plan. As of December 31, 2006, restricted stock awards for an aggregate amount of 96,000 shares of common stock were granted to the Company’s nonemployee directors. As of December 31, 2006, 24,000 of such shares remained subject to transfer restrictions.

CORPORATE GOVERNANCE MATTERS

Board Meetings

In 2006, the Board of Directors held 21 meetings in person or by conference telephone. During 2006, each incumbent director attended at least 75% of the aggregate of: (1) the total number of the Board of Director meetings (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the board on which he served (during the periods that he served on such committee). The Company holds at least five meetings of its Board of Directors each year. While the Company encourages all members of the Board of Directors to make every effort to attend the annual meeting of stockholders, there is no formal policy that requires their attendance at the annual meeting of stockholders. Mr. Reimers, the Company’s Chairman of the Board, Mr. Carter, the Company’s Chief Executive Officer, President and member of the Board and Messrs. Kuntz, Bloem and Siegel all attended the Company’s 2006 annual meeting of stockholders.

Board of Director Independence

Each year, the Board of Directors and the Company’s nominating and corporate governance committee review the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the defined relationships that preclude them from being “independent” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and who the Board of Directors affirmatively determines have no relationships with the Company that would impair their independence are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ (and such members’ immediate family members’) current and historic relationships with the Company and its competitors, suppliers, auditors and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which the Company’s board members are directors or executive officers. After evaluating these factors in light of Rule 4200(a)(15) of the Nasdaq Marketplace Rules, the Board of Directors has determined that Mr. Bloem, Mr. Kuntz, Mr. Mudrick and Mr. Siegel are independent directors. Accordingly, a majority of the current members of the Company’s Board of Directors are “independent” directors. Former directors, William J. Mercer and Barbara B. Hill were also independent directors that served as members of the Company’s Board of Directors during 2006. However, Mr. Mercer and Ms. Hill decided not to stand for reelection to the Board at the 2006 Annual Meeting of Stockholders held on June 30, 2006 and therefore did not serve as members of the board thereafter. As discussed below, Arthur J. Reimers, the Company’s Chairman of the Board and member of the Company’s audit committee, nominating and corporate governance committee and compensation committee, is not “independent” as such term is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Philip L. Carter is not independent because he is the President and Chief Executive Officer of the Company.

In determining the independence of the current members of the Board of Directors and those individuals who served on the Board during 2006, the Board of Directors and the Company’s nominating and corporate governance committee considered the following transactions and relationships:

•	Payments received by the Company from Humana Inc. or it subsidiaries related to claims by Humana health plan beneficiaries—Mr. Bloem serves as the Chief Financial Officer of Humana Inc.

•	The status of Mr. Reimers’ sister as a partner with Deloitte & Touche LLP—Deloitte & Touche LLP serves as the Company’s independent auditors.

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Mr. Reimers’ investor status in certain investment funds which are affiliated with members of the lending syndicate under the Company’s payment-in-kind term loan facility. Mr. Reimers does not control the investments made by such funds and his investment in such funds are de minimis relative to overall size of the funds.

•

Mr. Mudrick’s position as a portfolio manager of Contrarian Equity Fund, L.P. and other investment management clients of Contrarian Capital Management, LLC (“Contrarian”). As of April 25, 2007, Contrarian is deemed the beneficial owner of approximately 5,049,536 shares, or 19.8%, of the Company’s outstanding common stock and its investment management clients also hold the Company’s senior subordinated notes. Investment management clients of Contrarian are also members of the lending syndicate under the Company’s payment-in-kind term loan facility.

Non-management members of the Board of Directors of the Company meet in executive session without members of management present, and are scheduled to do so at least twice annually. In addition, if the non-management directors of the Company include directors that are not “independent” directors, the Board will at least twice annually schedule executive sessions including only independent directors without members of management present.

Code of Ethics

The Company has adopted a code of ethics that applies to the members of its Board of Directors, principal executive officer, principal financial officer and other persons performing similar functions. The Company has also issued a Policy Statement on Business Ethics and Conflicts of Interest which is applicable to all employees. The Company’s code of ethics and Policy Statement on Business Ethics and Conflicts of Interest are posted on its internet website, www.rotech.com, and are available, without charge, upon written request directed to the Chief Legal Officer, Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804.

Stockholder Communications

Stockholders may send communications to the Board of Directors by mail to the Company’s Corporate Secretary at Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. Communications should be addressed to the attention of the Board as a whole or to specific Board members. Stockholders desiring to limit or direct their communications to non-employee directors only should so indicate in the communication and direct the communication to the chairperson of the nominating and corporate governance committee. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is addressed to the attention of the Board or to a specific Board member unless the Company believes the communication may pose a security risk.

Board Committees

The Company has an audit committee, a nominating and corporate governance committee and a compensation committee.

Audit Committee

The audit committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the retention and, if necessary, the termination of the Company’s auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company’s independent auditors and the Company’s accounting practices. Currently, Messrs. Siegel, Bloem and Reimers are the director members of the audit committee. The audit committee held 14 meetings during fiscal 2006 in person or by conference telephone. The audit committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the committee’s composition and meetings. A copy of this charter, which was amended and restated as of February 20, 2007, is attached as Appendix A to this Proxy Statement. Additional copies of the charter are available, without charge, upon written request directed to the Company’s Chief Legal Officer, Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. The audit committee charter is also posted on the Company’s internet website, www.rotech.com.

Mr. Siegel currently serves as the chairman of the Company’s audit committee. The Board of Directors has determined that, based upon Mr. Siegel’s experience in the fields of accounting and auditing services and Mr. Bloem’s experience as a senior financial executive as well as a tax attorney and certified public accountant, each qualifies as an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. Please see “Proposal 1—Election of Directors” for a description of Mr. Siegel’s and Mr. Bloem’s relevant experience. The Board of Directors has determined that each of the current members of the audit committee is “independent”, as that term is defined by applicable Securities and Exchange Commission rules. In addition, the Board of Directors has determined that each of the current members of the audit committee is “independent”, as that term is defined by the applicable Nasdaq Marketplace Rules, except for Mr. Reimers. Pursuant to Rule 4200(a)(15) of the Nasdaq Marketplace Rules, a director is not independent if a director has an immediate family member who is a “current partner of the company’s outside auditor.” Mr. Reimers’ sister is a current partner at Deloitte & Touche LLP, the Company’s outside auditor. Such family member, however, has not (i) at any time worked on the audit of the Company’s financial statements or any other matter for the Company or (ii) received any direct compensation, credit or other benefit at any time as a result of or in any way related to Deloitte & Touche LLP serving as the Company’s outside auditor. The Board of Directors has affirmatively determined that (i) that the partner status of Mr. Reimers’ sister at Deloitte & Touche LLP does not interfere with Mr. Reimers’ exercise of independent judgment in carrying out the responsibilities of a director and his ability to effectively serve on the Company’s audit committee, compensation committee (as discussed below) and nominating and corporate governance committee (as discussed below) and (ii) under these exceptional and limited circumstances and based upon Mr. Reimers’ (1) financial expertise, (2) knowledge of compensation practices in the Company’s geographic market, industry and peer groups and his experience with the Company’s business and industry, (3) knowledge of corporate governance issues and practice and experience on numerous boards of directors, including his history with the Company’s Board of Directors, (4) unique historical knowledge and experience regarding the Company’s business, affairs, and personnel, (5) demonstrated leadership skills during his tenure with the Company and (6) prior work experience, including serving as a co-head of Goldman, Sachs & Co.’s Healthcare Group, Investment Banking Division, his membership on the Company’s audit committee, compensation committee and nominating and corporate governance committee is required by the best interests of the Company and its stockholders. Furthermore, Mr. Reimers is not a current officer or employee or a family member of an officer or employee of the Company and Mr. Reimers meets the criteria set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder.

Audit Committee Disclosure

In connection with the Company’s audited financial statements for the year ended December 31, 2006, the audit committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the Company’s independent auditors the matters required to be discussed by statement on Auditing

Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with the Company’s independent auditor the independent auditor’s independence.

Based on the review and discussions referred to in items (1) through (3) of the above paragraph, the audit committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Arthur Siegel, Chairman

James Bloem

Arthur J. Reimers

Compensation Committee

The compensation committee of the Board of Directors, which is currently comprised of Messrs. Kuntz, Reimers and Siegel, recommends, reviews and oversees the salaries, benefits, and stock option plans for the Company’s employees, consultants, directors and other individuals compensated by the Company. The Board of Directors has determined that each of the current members of the compensation committee is “independent”, as that term is defined by the applicable Nasdaq Marketplace Rules, except for Mr. Reimers. For the reasons discussed above under “Audit Committee”, the Board of Directors has affirmatively determined that Mr. Reimers’ membership on the compensation committee is required by the best interests of the Company and its stockholders. Mr. Kuntz currently serves as chairman of the compensation committee. The compensation committee met 6 times in fiscal 2006 in person or by conference telephone. Mr. Siegel did not become a member of the compensation committee until June 30, 2006.

The compensation committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the committee’s composition and meetings. The compensation committee’s responsibilities include:

•	to make decisions for or recommendations to the Board with respect to the compensation of all directors, officers and other key executives.

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to make recommendations to the Board regarding the Company’s compensation plans, including the Company’s incentive compensation plans and equity-based plans. The committee has and exercises all the authority of the Board with respect to the administration of such plans.

•

to review and approve on an annual basis, corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of whether the goals and objectives have been achieved and set the CEO’s compensation levels based on this evaluation.

•	to establish goals, make awards, review performance and determine, or recommend to the Board, awards earned under our annual and long-term incentive compensation plans.

•

to review and discuss with management the compensation discussion and analysis and based upon such review and discussion, determine whether to recommend to the Board that the compensation discussion and analysis be included in our proxy statement or our Annual Report on Form 10-K.

•	preparation of the compensation committee report to be included in the Company’s proxy statement or Annual Report on Form 10-K.

The compensation committee and the Board of Directors have sole and direct responsibility for determining compensation of our executive officers and directors. The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the compensation committee. In addition, the compensation committee has the authority to delegate responsibility for the day-to-day management of executive compensation to the officers of the Company. In determining compensation, the compensation committee may use recommendations from directors that do not serve on the compensation committee, the Chief Executive Officer and compensation consultants. The Chief Executive Officer and other members of the Board regularly attend meetings of the compensation committee. The compensation committee meets in executive session as needed. The compensation committee has the resources and authority appropriate to discharge its duties and responsibilities. The compensation committee has the sole authority to retain or terminate compensation consultants to assist it in the evaluation of director, chief executive officer and senior executive compensation. The compensation committee also has the sole authority to determine the terms of engagement and the extent of funding necessary for payment of compensation to any consultant retained to advise the compensation committee.

The compensation committee meets at least four (4) times a year. The chairperson determines the agenda (in consultation with the members of the Board and with management) and the frequency and the length of meetings. Any Board member is entitled to include additional subjects on the agenda for each compensation committee meeting, as applicable. In addition, at the first meeting of the compensation committee held following each year’s annual meeting of stockholders, the chairperson, in consultation with the other members of the compensation committee, determines a list of items to be addressed by the compensation committee during the coming year. The compensation committee regularly reports to the Board summarizing the committee’s actions and any significant issues considered by the committee. The Compensation Discussion and Analysis section above discusses the role of the Company’s executive officers and compensation consultants in determining or recommending compensation for the Company’s named executive officers. The Compensation Discussion and Analysis section above also discusses additional processes and procedures for consideration and determination of compensation of our named executive officers.

The Board of Directors determines compensation for our non-employee directors based upon recommendations from the compensation committee. The committee reviewed and made recommendations with respect to director compensation at its June 2006 meeting and determined that 2006 director compensation should remain unchanged from 2005 director compensation. The compensation committee intends to work with Mercer Human Resource Consulting LLC during the coming months to review compensation guidelines for our nonemployee directors.

A copy of the compensation committee’s charter, which was amended and restated effective as of February 20, 2007, is attached as Appendix B to this Proxy Statement. Additional copies of the charter are available, without charge, upon written request directed to the Company’s Chief Legal Officer, Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. The compensation committee charter is also posted on the Company’s internet website, www.rotech.com.

Compensation Committee Interlocks and Insider Participation

During 2006, the following current directors, Messrs. Kuntz (Chairman), Reimers and Siegel, and former directors, William J. Mercer and Barbara B. Hill, served on the Company’s compensation committee. Mr. Mercer and Ms. Hill decided not to stand for reelection to the Board at the 2006 Annual Meeting of Stockholders held on June 30, 2006 and, therefore, did not serve on the compensation committee thereafter. No member of the compensation committee (i) was an officer or employee of the Company or any of its subsidiaries during 2006, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationships requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers serve, or during 2006 served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board of Directors or compensation committee.

Compensation Committee Report

The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Edward L. Kuntz, Chairman

Arthur J. Reimers

Arthur Siegel

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the Board of Directors, which is currently comprised of Messrs. Reimers, Bloem and Kuntz, among other things, identifies and recommends individuals to the Board for nomination as members of the Board and its committees, develops and recommends to the Board, and reviews on an ongoing basis, a set of corporate governance principles (the “Corporate Governance Guidelines”) and oversees the evaluation of the Board and the Chief Executive Officer. The nominating and corporate governance committee held 2 meetings during fiscal 2006 in person or by conference telephone. The nominating and corporate governance committee acts under a written charter, which more specifically sets forth its responsibilities and duties, as well as requirements for the committee’s composition and meetings. A copy of the Company’s written charter for the nominating and corporate governance committee is attached as Appendix C to this Proxy Statement. The Board of Directors has determined that each of the current members of the nominating and corporate governance committee is “independent,” as that term is defined by the applicable Nasdaq Marketplace Rules, except for Mr. Reimers. For the reasons discussed above under “Audit Committee”, the Board of Directors has affirmatively determined that Mr. Reimers’ membership on the nominating and corporate governance committee is required by the best interests of the Company and its stockholders. Mr. Reimers currently serves as chairman of the nominating and corporate governance committee. A copy of the Company’s Corporate Governance Guidelines is attached as Appendix D to this Proxy Statement. Additional copies of the nominating and corporate governance committee charter and Corporate Governance Guidelines are available, without charge, upon written request directed to the Company’s Chief Legal Officer, Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. Both documents are also posted on the Company’s internet website, www.rotech.com.

As reflected in the charter of the nominating and corporate governance committee, factors considered by the committee in the selection of director nominees are those it may deem appropriate, consistent with the criteria listed in the Company’s Corporate Governance Guidelines, and include judgment, character, high ethics and standards, integrity, skills, diversity, independence, experience with businesses and organizations of a comparable size to the Company, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board or any of its committees. In addition, in considering nominees for director, the nominating and corporate governance committee will review the qualifications of available candidates that are brought to the attention of the committee by any member of the Board, stockholders and management or identified by the committee through the use of search firms or otherwise.

The nominating and corporate governance committee will consider nominees recommended by stockholders. The policy adopted by the nominating and corporate governance committee provides that nominees recommended by stockholders are given appropriate consideration and will be evaluated in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the nominating and corporate governance committee for election at the Company’s 2008 annual meeting of stockholders may do so by submitting in writing such nominee’s name, in compliance with the procedures and along with the other information required by the Company’s By-laws and Regulation 14A under the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), to the Secretary of the Company, at Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804 within the time frames set forth under the caption “Stockholder Proposals for 2008 Annual Meeting.” One of the Company’s current directors, Jason B. Mudrick, was suggested as a director nominee and appointed to the Board as a result of a request by Contrarian Capital Management, LLC (“Contrarian”), an investment management firm based in Greenwich, Connecticut. As of April 25, 2007, Contrarian is deemed the beneficial owner of approximately 5,049,536 shares, or 19.8%, of the Company’s outstanding common stock and its investment management clients also hold the Company’s senior subordinated notes. Investment management clients of Contrarian are also members of the lending syndicate under the Company’s payment-in-kind term loan facility.

The nominating and corporate governance committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the nominating and corporate governance committee discuss and evaluate possible candidates in detail prior to recommending them to the Board of Directors.

PROPOSAL 1

ELECTION OF BOARD OF DIRECTORS

The Company’s Board of Directors (the “Board”) is currently comprised of six (6) members. There is currently one vacancy on the Board. The Board has nominated six (6) director candidates for election at the Annual Meeting. Immediately following the Annual Meeting, there will be one vacancy on the Board. Upon identifying a qualified candidate that is willing to serve as a member of the Company’s Board of Directors, the Board intends to appoint such candidate to serve as a member of the Board until the next annual meeting of stockholders.

All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of proxy will have the right to vote according to their judgment for another person instead of such unavailable nominee. All of the director nominees are currently directors of the Company.

Information Regarding Nominees to the Board of Directors

The following table provides information regarding each nominee to the Board of Directors.

Name	Age	Position
Philip L. Carter	58	President, Chief Executive Officer and Director
Arthur J. Reimers	52	Chairman of the Board
James H. Bloem	56	Director
Edward L. Kuntz	62	Director
Jason B. Mudrick	32	Director
Arthur Siegel	69	Director

All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Philip L. Carter has been President, Chief Executive Officer and a director of the Company since December 2002. From March 2002 to November 2002, Mr. Carter was self-employed. From May 1998 to February 2002, Mr. Carter was the Chief Executive Officer and a director of Apria Healthcare Group Inc., a publicly traded healthcare company. Prior to joining Apria Healthcare Group Inc., Mr. Carter had served as President and Chief Executive Officer of Mac Frugal’s Bargains Close-Outs Inc., a chain of retail discount stores, since 1995.

Arthur J. Reimers, the Chairman of the Board of Directors, has been a director of the Company since March 2002. From 2001 to present, Mr. Reimers has acted as an independent financial consultant and business consultant. Mr. Reimers joined Goldman, Sachs & Co. as an investment banker in 1981 and in 1990 became a partner of the firm. Upon Goldman, Sachs & Co.’s initial public offering in 1998, he became a Managing Director and served in that capacity until his resignation in 2001. From 1996 through 1999, Mr. Reimers served as a co-head of Goldman, Sachs & Co.’s Healthcare Group, Investment Banking Division. Mr. Reimers serves on the Board of Directors of FBR Capital Markets Corporation, a taxable REIT subsidiary of Friedman, Billings, Ramsey Group, Inc. (“FBR”). FBR is a publicly-traded real estate investment trust, that, through its subsidiaries, operates investment banking, institutional brokerage and research and asset management businesses. Mr. Reimers also serves on the Board of Directors of Bear Naked, Inc., a private food company and The International Justice Mission, a human rights organization. Mr. Reimers also currently serves as a member of the Management Advisory Board of New Mountain Capital, L.L.C., a private equity firm and as a senior advisor to the New Mountain Vantage Fund, a public equity investment fund. Mr. Reimers is currently an assistant adjunct professor at Miami University and sits on the investment committee of the Miami University Foundation. Mr. Reimers also serves on the board of trustees of the Boys & Girls Club of Greenwich. Mr. Reimers has a Bachelor of Science from Miami University and a Masters of Business Administration from the Harvard Business School.

James H. Bloem has been a director of the Company since October 2005. Since February 2001, Mr. Bloem has served as Senior Vice President, Chief Financial Officer and Treasurer of Humana Inc., a publicly traded health benefits company. Mr. Bloem has extensive experience as a senior financial and operating executive for publicly traded companies as well as a corporate and tax attorney and certified public accountant in private practice. Mr. Bloem has a Bachelor of Arts degree from Calvin College, a Juris Doctor degree from Vanderbilt Law School and a Masters of Business Administration from Harvard Business School.

Edward L. Kuntz has been a director of the Company since March 2002. Mr. Kuntz currently serves as the Executive Chairman of the Board of Directors of Kindred Healthcare, Inc., a long-term health care provider. From 1999 to December 2003, Mr. Kuntz served as the Chairman of the Board and Chief Executive Officer of Kindred. From 1998 to 1999, Mr. Kuntz served in several other capacities at Kindred, including as President, Chief Operating Officer and a director. From 1992 to 1997, Mr. Kuntz was Chairman and Chief Executive Officer of Living Centers of America, Inc., a leading provider of long-term health care services. After leaving Living Centers of America, Inc., he served as an advisor and consultant to a number of health care services and investment companies. Mr. Kuntz has a Masters of Law, a Juris Doctor and a Bachelor of Arts degree from Temple University.

Jason B. Mudrick was appointed by the Board of Directors to serve as a director of the Company effective as of April 17, 2007. Mr. Mudrick was appointed to the Board as a result of a request by Contrarian Capital Management, LLC (“Contrarian”), an investment management firm based in Greenwich, Connecticut. Mr. Mudrick is an employee of Contrarian and acts as the portfolio manager of Contrarian Equity Fund, L.P. and other investment management clients of Contrarian. As of April 25, 2007, Contrarian is deemed the beneficial owner of approximately 5,049,536 shares, or 19.8%, of the Company’s outstanding common stock and its investment management clients also hold the Company’s senior subordinated notes. Investment management clients of Contrarian are also members of the lending syndicate under the Company’s payment-in-kind term loan facility. Prior to joining Contrarian in 2001, Mr. Mudrick was an associate in the Mergers & Acquisitions Investment Banking Group at Merrill Lynch & Co. from 2000 to 2001. Mr. Mudrick is admitted to the New York State Bar. Mr. Mudrick is a member of the Board of Directors of Salton, Inc., a publicly-held designer, marketer and distributor of branded, small appliances, electronics, home decor and personal care products and Safety-Kleen Holdco., Inc., a private company in the industrial waste services industry. Mr. Mudrick also previously served as a member of the Board of Directors of Integrated Alarm Services Group, Inc., a publicly-held alarm monitoring and dealer services company. Mr. Mudrick has an undergraduate degree in political science from the College of the University of Chicago and a juris doctorate from Harvard Law School. If elected, Mr. Mudrick has volunteered to forgo compensation for his services on the Board of Directors.

Arthur Siegel has been a director of the Company since October 2002. He is currently an independent consultant. From October 1997 to August 2001, he was the executive director of the Independence Standards Board, a promulgator of independence standards for auditors. In October 1997, he retired from Price Waterhouse LLP (now PricewaterhouseCoopers LLP) after 37 years, including 25 years as a partner and seven years as vice chairman of accounting and auditing services. Mr. Siegel holds a Masters of Business Administration and a Bachelor of Arts from Columbia University.

Vote Required

The affirmative vote of the holders of a plurality of the combined voting power of all shares of the Company’s common stock voted at the Annual Meeting, whether in person or by proxy, is required to elect directors. Each share of common stock has one (1) vote. The enclosed proxy allows you to vote for the election of all of the nominees listed, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

If you do not vote for a nominee, your vote will not count either for or against the nominee. Also, if your broker does not vote on any of the nominees, it will have no effect on the election.

The persons named in the enclosed proxy intend to vote FOR the election of all of the nominees. Each of the nominees currently serves as a director of the Company. Each of the nominees has consented to be nominated. The Company does not foresee that any of the nominees will be unable or unwilling to serve, but if such a situation should arise, your proxy will vote in accordance with his or her best judgment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. CARTER, REIMERS, BLOEM, KUNTZ, MUDRICK AND SIEGEL.

PROPOSAL 2

RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE ROTECH HEALTHCARE INC.

COMMON STOCK OPTION PLAN AND APPROVAL OF THE PERFORMANCE GOALS

General

The grant of long-term incentives in the form of stock options is an integral part of the Company’s compensation program. The Rotech Healthcare Inc. Common Stock Option Plan (the “Option Plan”) is intended to advance the interests of the Company and its stockholders by providing officers, directors, employees and important consultants, through the grant of options to purchase shares of common stock, with a larger personal and financial interest in the success of the Company. The Board of Directors also believes that stock options are very valuable in attracting and retaining highly qualified management personnel and in providing additional motivation to management to use their best efforts on behalf of the Company.

Purpose of the Proposal

The Company’s stockholders are being asked to (1) approve and ratify an increase to the maximum number of shares reserved for issuance under the Option Plan, (2) approve and ratify an increase to the maximum number of shares that may be made subject to awards under the Option Plan to any individual plan participant in the aggregate in any one calendar year and (3) approve the performance goals under the Option Plan, as amended, for the “performance-based” exception to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Effective as of April 17, 2007, the Board of Directors, upon the recommendation of the compensation committee, approved and adopted an amendment to the Option Plan to (1) increase the maximum number of shares reserved for issuance under the Option Plan by 3,000,000 to a total of 7,025,000 and (2) increase the maximum number of shares that may be made subject to awards under the Option Plan to any individual plan participant in the aggregate in any one calendar year by 400,000 to a total of 1,000,000, subject to the approval of the Company’s stockholders at the 2007 annual meeting of stockholders.

The purpose of the proposed increase in shares reserved for issuance under the Option Plan is to provide sufficient shares for future option grants to officers, directors, employees and important consultants of the Company. The purpose of the proposed increase in the maximum number of shares that may be made subject to awards under the Option Plan to any individual plan participant in the aggregate in any one calendar year is to provide additional flexibility with respect to option grants under the Option Plan in order to maintain competitive compensation packages. As of April 25, 2007, there were options to purchase an aggregate of 3,535,041 shares of the Company’s common stock outstanding under the Option Plan of which, options to purchase 2,267,500 shares had an exercise price of at least $17.00 per share and in certain instances, an exercise price of up to $27.55 per share. Due to declines in our stock price, as of the date of this proxy statement, a significant percentage of these outstanding options are “out-of-the-money” and are substantially less valuable than they were when such options were granted by the Company. As of April 25, 2007, the closing sales price per share of the Company’s common stock was $1.59 per share as quoted on NASDAQ. As of April 25, 2007, the Company had 80,687 shares available for grant under the Option Plan. In fiscal 2006, an aggregate of 1,241,875 stock options under the Option Plan were granted to certain employees of the Company, including the Company’s Chief Financial Officer, Steven Alsene, who was granted 100,000 of such options. The Board of Directors and compensation committee believe it is prudent to increase the number shares available for future option grants so as to continue to grant options, which is a critical part of long-term compensation. On April 17, 2007, the compensation committee approved the grant of options to the Company’s Chief Executive Officer and Chief Operating Officer under the Option Plan, which options were granted out of the proposed increase to the share reserve and are subject to stockholder approval of this Proposal 2. If stockholder approval of this Proposal 2 is not obtained, these option grants will be null and void and otherwise forfeited.

Section 162(m) sets limits on the Company’s federal income tax deduction for compensation paid to certain executive officers in excess of $1 million in any one year for each such officer. “Performance-based compensation”, which can include stock options, is not subject to this deduction limit if certain conditions are met. One of the conditions is stockholder approval of the material terms of the performance goals under the Option Plan. The Company’s stockholders are being asked to approve the material terms of the performance goals under the Option Plan, as amended, so that the Company may maintain its full tax deduction for performance-based compensation.

A copy of the amendment to the Option Plan is attached hereto as Appendix E. The material terms of the performance goals are described in more detail in the description of the Option Plan below.

Description of the Option Plan

The following description of the Option Plan is a summary only and is qualified in its entirety by reference to the full text of the Option Plan and the amendments thereto, which have been previously filed with Securities and Exchange Commission.

General. The Option Plan, including the material terms of the performance goals, was initially approved on March 26, 2002, the effective date of Rotech Medical Corporation’s plan of reorganization. The Company currently has reserved 4,025,000 shares of common stock for issuance to employees, officers, non-employee directors and consultants upon exercise of options under the Company’s Option Plan.

Eligibility and Administration. Each employee, officer and nonemployee director of, and each consultant to, the Company is eligible to participate in the Option Plan, provided that the compensation committee has the discretion to determine who will receive a grant of options under the Option Plan and become a participant. The Option Plan is administered by the compensation committee. Subject to the provisions of the Option Plan, the compensation committee is authorized to select participants, determine the type and number of options, to interpret and construe the Option Plan and the option agreements, to establish, amend, and rescind any rules and regulations relating to the Option Plan, and to make all other determinations necessary or advisable for the administration of the Option Plan and to carry out its purpose. The determinations of the compensation committee in the administration of the Option Plan are final, conclusive and binding.

Material Terms of the Performance Goals. The material terms of the performance goals under the Option Plan consist of (1) the class of individuals eligible to receive these awards; and (2) the maximum amounts of cash or shares that can be provided during a specified period to any individual for these types of awards under the Option Plan. The eligible class includes officers, directors, employees and consultants of the Company and its subsidiaries selected by the compensation committee. Under the Option Plan as proposed to be amended, a maximum of 1,000,000 shares of the Company’s common stock may be made subject to awards under the Option Plan to any individual participant in the aggregate in any one calendar year of the Company.

Type of Options. The Option Plan permits the compensation committee to grant either or both of “incentive stock options” and “nonqualified stock options.” Incentive stock options may only be granted to employees. Non-employee directors and consultants may receive “nonqualified stock options.”

Exercise Price; Option Term. The exercise price of stock options under the Option Plan must be at least equal to the fair market value of the Company’s common stock on the date of grant; however, (1) the compensation committee may grant nonqualified stock options with an exercise price above or below fair market value and (2) the exercise price of any incentive stock option granted to a holder of more than 10% of the outstanding voting shares of the Company will be no less than 110% of the fair market value of the underlying common stock on the date of the grant. The terms of the options, subject to the discretion of the compensation committee, will not exceed ten years from the date of grant or, in the case of incentive stock options issued to a holder of 10% or more of the voting power of all classes of the Company’s stock or the stock of any of the Company’s parent or subsidiary corporations, no more than five years from the grant date.

Vesting. The Option Plan provides that options will vest (a) 25% on each of the first four anniversaries of the grant date, (b) 100% upon a “change in control” and (c) an additional 25% of the original grant will vest upon the consummation of an initial public offering. Notwithstanding the foregoing, the compensation committee is entitled to determine the vesting schedule with respect to any option granted pursuant to the Option Plan and has the discretion to establish a more accelerated vesting schedule at any time for any Option Plan participant.

Termination of Service. A participant who ceases to be an employee, officer, nonemployee director or consultant for any reason other than death, retirement on or after age 65, or disability has forty-five (45) calendar days from the date of such cessation to exercise any then exercisable options, after which all such options terminate; provided, that the compensation committee may determine that the period of exercise will be any such other longer period in the option agreement. Generally, option agreements entered into by the Company with option plan participants provide for a ninety (90) day period after termination (other than by reason of death, retirement on or after age 65, or disability) in which the option holder may exercise any then exercisable options. The option agreements entered into with Mr. Carter and Mr. Dobbs with respect their initial option grants to purchase 750,000 shares and 400,000 shares of the Company’s common stock, respectively, provide each such executive officer with an eighteen (18) month period after termination (other than by reason of death, retirement on or after age 65, or disability) in which to exercise any then exercisable options. If a participant ceases to be an employee, officer, nonemployee director or a consultant due to death, retirement on or after age 65, or disability, all outstanding options held by such participant that are exercisable on such date will remain exercisable for their term.

Amendment; Termination of Option Plan. Subject to certain exceptions, the Board of Directors has the authority to amend the Option Plan at any time. No options will be granted under the Option Plan after March 26, 2012, unless sooner terminated by the Board of Directors.

Federal Tax Consequences.

Nonqualified Options. The issuance of a nonqualified stock option under the Option Plan will not result in any taxable income to the recipient or a tax deduction to the Company at the time of the grant. Generally, a participant to whom a nonqualified stock option has been granted will recognize ordinary income in an amount equal to the excess of the fair market value of shares on the date of exercise over the option price at the time the participant exercises the option and receives shares of common stock. The Company is entitled to a tax deduction corresponding to the amount of income recognized by the participant for the year in which the employee recognizes such income.

Incentive Stock Options. Generally, neither the grant nor exercise of an incentive stock option is a taxable event to the employee, and if the employee does not dispose of the shares of common stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares is taxed as long-term capital gain. The amount by which the fair market value of the shares at the time of exercise of the incentive stock option exceeds the exercise price is an item includable in the tax base upon which the “alternative minimum tax” may be imposed. Assuming the holding periods are met, the Company is not entitled to any tax deduction with respect to the grant or the exercise of the incentive stock option. The minimum statutory holding periods are two years from the date the incentive stock option is granted and one year from the date the employee receives his shares of common stock pursuant to the exercise. If the shares of common stock are disposed of before the end of either holding period, the employee must recognize as ordinary income the lesser of (i) the difference between the option price and the fair market value of such shares on the date of exercise and (ii) the total amount of gain realized on the sale, and the Company will be entitled to a tax deduction in that amount. The remaining gain, if any, will be taxed to the employee as long- or short-term capital gain depending on how long the employee held the shares.

Limits on Company Deductions. Pursuant to Section 162(m), the annual compensation paid to an individual who, on the last day of the taxable year, was the Chief Executive Officer or among the four other highest compensated executive officers, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” under Section 162(m). The Option Plan has been designed to permit the compensation committee to grant awards that qualify as “performance-based” for purposes of satisfying the conditions of Section 162(m).

New Plan Benefits

The amount, if any, of stock options to be awarded to officers, directors, employees and consultants under the Option Plan will be determined in the future discretion of the compensation committee and is not presently determinable. Information regarding option awards to the Company’s named executive officers and directors in 2006 and options held by such officers and directors at December 31, 2006 is provided in the 2006 Grants of Plan-Based Awards table, Outstanding Equity Awards at 2006 table and the 2006 Director Compensation table and the footnotes thereto in the “Executive Compensation and Other Information” section of this proxy statement.

On April 17, 2007, the compensation committee approved the grant of options to Mr. Carter (the Company’s Chief Executive Officer) and Mr. Dobbs (the Company’s Chief Operating Officer) under the Option Plan, which options were granted out of the proposed increase to the share reserve and are subject to stockholder approval of this Proposal 2. The table below shows, as to our named executive officers and the indicated groups, the number of shares of common stock subject to options granted under the Option Plan that are subject to stockholder approval of this Proposal 2, together with the weighted average exercise price payable per share. If stockholder approval of this Proposal 2 is not obtained, the option grants set forth in the table below will be null and void and otherwise forfeited.

Name and Principal Position	Options Granted (Number of Shares)		Weighted Average Exercise Price of Granted Options ($)
Philip L. Carter, President and Chief Executive Officer	750,000	(1)	$1.66
Michael R. Dobbs, Chief Operating Officer	400,000	(1)	$1.66
Steven P. Alsene, Chief Financial Officer	—		—
Executive officers, as a group	1,150,000	(1)	$1.66
Nonemployee Directors, as a group	—		—
All employees, who are not executive officers, as a group	—		—

(1)	Subject to certain exceptions, the options granted vest over a period of three years from April 17, 2007 in twelve equal quarterly installments and have an exercise price per share equal to $1.66 which was the closing sales price per share of the Company’s common stock on date of grant as quoted on NASDAQ. The stock options will expire on April 17, 2017.

Vote Required

The affirmative vote of the holders of the majority of the combined voting power of the common stock voted at the Annual Meeting, whether in person or by proxy, is required (1) to ratify and approve the amendment to (a) increase the maximum number of shares reserved for issuance under the Option Plan and (b) increase the maximum number of shares that may be made subject to awards under the Option Plan to any individual plan participant in the aggregate in any one calendar year and (2) to approve the material terms of the performance goals so that the Company may maintain its full tax deduction for incentive compensation paid pursuant to the Option Plan for 2007 and after.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE OPTION PLAN AND APPROVAL OF THE PERFORMANCE GOALS.

PROPOSAL 3

RATIFICATION AND APPROVAL OF THE ROTECH HEALTHCARE INC. AMENDED AND RESTATED NONEMPLOYEE DIRECTOR RESTRICTED STOCK AND STOCK OPTION PLAN

General

In August 2004, the Company established the Rotech Healthcare Inc. Nonemployee Director Restricted Stock Plan (the “Nonemployee Director Plan”), which is intended to attract, retain and provide incentives to nonemployee directors of the Company.

Effective as of April 17, 2007, the Board of Directors, upon the recommendation of the compensation committee, approved and adopted an amendment and restatement of the Nonemployee Director Plan, subject to the approval of the Company’s stockholders at the 2007 annual meeting of stockholders.

Purpose of the Proposal

The purpose of the proposal is to approve the amended and restated Nonemployee Director Plan. The amendment and restatement of the Nonemployee Director Plan:

•	Renames the plan the “Rotech Healthcare Inc. Amended and Restated Restricted Stock and Stock Option Plan.”

•	Increases the maximum number of shares reserved for issuance under the Nonemployee Director Plan by 100,000 to a total of 300,000.

•	Amends the plan to permit discretionary grants of stock options by the compensation committee to our nonemployee directors.

The purpose of the proposed increase in shares reserved for issuance under the Nonemployee Director Plan is to provide sufficient shares for future automatic restricted stock awards and discretionary option awards to nonemployee directors of the Company. As of the date of this proxy statement, 104,000 shares remained available for grant under the Nonemployee Director Plan. The Board of Directors believes it is prudent to increase the number available for future grants so as to continue to grant restricted stock awards and options to its nonemployee directors.

The Nonemployee Director Plan is being amended and restated to permit discretionary grants of stock options by the compensation committee to our nonemployee directors. Due to declines in our stock price, the automatic restricted stock awards contemplated by the Nonemployee Director Plan are substantially less valuable than they were when such award levels were established by the Company. The compensation committee intends to work with Mercer Human Resource Consulting LLC during the coming months to review compensation guidelines for our nonemployee directors. In order to allow the Company to implement new compensation guidelines, and to provide us with maximum flexibility with respect to the compensation of our nonemployee directors, we have amended the Nonemployee Director Plan to permit the award of options to our nonemployee directors, as well as restricted stock awards.

Description of the Amended and Restated Nonemployee Director Plan

The following description of the proposed amended and restated Nonemployee Director Plan is a summary only and is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Appendix F. References to the “Nonemployee Director Plan” in the following description mean the amended and restated version of the plan unless the context suggests otherwise.

General. The Nonemployee Director Plan, including the material terms of the performance goals, was initially approved on August 1, 2004. If the amended and restated Nonemployee Director Plan is approved by the stockholders pursuant to this Proposal 3, it will become effective on the date of the 2007 annual meeting of stockholders. The Company currently has reserved 200,000 shares of common stock for issuance to nonemployee directors pursuant to awards under the Nonemployee Director Plan. If this Proposal 3 is approved, a total of 300,000 shares will be available for issuance to nonemployee directors pursuant to awards under the Nonemployee Director Plan. As of the date of this proxy statement, 96,000 shares of restricted stock have been issued under the Nonemployee Director Plan.

Eligibility and Administration. Each nonemployee director of the Company is eligible to participate in the Nonemployee Director Plan. Awards of restricted stock under the Nonemployee Director Plan are automatic. The compensation committee has the discretion to determine whether and to what extent our nonemployee directors will receive grants of options under the Nonemployee Director Plan. The Nonemployee Director Plan is administered by the compensation committee. Subject to the provisions of the Nonemployee Director Plan, the compensation committee is authorized to select participants, determine the type and number of options, to interpret and construe the Nonemployee Director Plan and the award agreements, to establish, amend, and rescind any rules and regulations relating to the Nonemployee Director Plan, and to make all other determinations necessary or advisable for the administration of the Nonemployee Director Plan and to carry out its purpose. The determinations of the compensation committee in the administration of the Nonemployee Director Plan are final, conclusive and binding.

Terms of Restricted Stock Awards. Under the terms of the Nonemployee Director Plan, each of the Company’s nonemployee directors will receive (i) a restricted stock award of 8,000 shares of the Company’s common stock for his or her initial year as a nonemployee director (provided that such nonemployee director’s initial term commenced on or after August 1, 2004), (ii) a restricted stock award for 4,000 shares of the Company’s common stock for each year during which he or she continues to serve as a nonemployee director and (iii) in the event that the Chairman of the Board of Directors is a nonemployee director, in lieu of any other restricted stock award to be granted under the plan, the Chairman will receive a restricted stock award for 12,000 shares of common stock for each year he or she serves in such capacity. Restricted stock awards will vest on the earlier of (i) the one year anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders at which directors are elected following the date of grant. Restricted stock awards will vest in full in the event of a nonemployee director’s death or total and permanent disability or resignation for any reason more than 6 months following the date of grant. If a nonemployee director is removed or is not renominated for election for cause, fails to be reelected by the Company’s stockholders or resigns prior to the six-month anniversary of the date of grant, all unvested shares of restricted stock held by such nonemployee director will automatically be forfeited.

Terms of Options. Only “nonqualified stock options” may be granted under the Nonemployee Director Plan. The exercise price of stock options under the Nonemployee Director Plan must be at least equal to the fair market value of the Company’s common stock on the date of grant. The terms of the options, subject to the discretion of the compensation committee, will not exceed ten years from the date of grant. The Nonemployee Director Plan provides that the compensation committee is entitled to determine the vesting schedule with respect to any option granted pursuant to the Nonemployee Director Plan. The compensation committee will determine the period following an option recipient’s termination of service within which his or her vested options must be exercised.

Amendment; Termination of Nonemployee Director Plan. Subject to certain exceptions, the Board of Directors has the authority to amend the Nonemployee Director Plan at any time and in its discretion may terminate the Nonemployee Director Plan at any time with respect to any shares for which options or restricted stock awards have not theretofore been granted.

Federal Tax Consequences.

Restricted Stock. A nonemployee director to whom unvested shares are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless an election is made by the nonemployee director under Section 83(b) of the Code. However, when the restrictions on the shares of stock lapse (the six month anniversary of the date of grant, in the case of the automatic restricted stock grants under the Nonemployee Director Plan), such that the shares are no longer subject to a substantial risk of forfeiture, the nonemployee director generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to unvested stock, the nonemployee director generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. A nonemployee director who receives stock in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Nonqualified Options. The issuance of a nonqualified stock option under the Nonemployee Director Plan will not result in any taxable income to the recipient or a tax deduction to the Company at the time of the grant. Generally, a nonemployee director to whom a nonqualified stock option has been granted will recognize ordinary income in an amount equal to the excess of the fair market value of shares on the date of exercise over the option price at the time the nonemployee director exercises the option and receives shares of common stock. The Company is entitled to a tax deduction corresponding to the amount of income recognized by the nonemployee director for the year in which the employee recognizes such income.

New Plan Benefits

The amount, if any, of stock options to be awarded to our nonemployee directors under the Nonemployee Director Plan will be determined in the future discretion of the compensation committee and is not presently determinable. Information regarding restricted stock awards to the Company’s directors in 2006 and stock awards and options held by such directors at December 31, 2006 is provided in the 2006 Director Compensation table and the footnotes thereto in the “Executive Compensation and Other Information” section of this proxy statement.

Other than Mr. Mudrick, who has volunteered to forgo any compensation for serving on the Board of Directors, each of the nonemployee members of the Board of Directors (not serving as Chairman of the Board), namely Mr. Bloem, Mr. Kuntz and Mr. Siegel will, upon his re-election to the Board at the 2007 annual meeting of stockholders, receive a restricted stock award of 4,000 shares of the Company’s common stock under the Nonemployee Director Plan’s automatic grant provisions. If re-elected at the 2007 annual meeting of stockholders, Mr. Reimers, in his capacity as Chairman of the Board of Directors, in lieu of any other restricted stock award to be granted under the Nonemployee Director Plan, will receive a restricted stock award for 12,000 shares of the Company’s common stock on such date of re-election.

Vote Required

The affirmative vote of the holders of the majority of the combined voting power of the common stock voted at the Annual Meeting, whether in person or by proxy, is required to ratify and approve the proposed Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION AND APPROVAL OF THE ROTECH HEALTHCARE INC. AMENDED AND RESTATED NONEMPLOYEE DIRECTOR RESTRICTED STOCK AND STOCK OPTION PLAN.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. The audit committee and the Board of Directors have determined that the selection of Deloitte & Touche LLP should be submitted to the Company’s stockholders for ratification. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Principal Accountant Fees and Services

Principal Accountant Fees

The aggregate fees paid for professional services rendered by Deloitte & Touche LLP and its affiliates (collectively, the “Deloitte Entities”), the Company’s principal accountant, for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2006 and December 31, 2005 were approximately $1,016,650 and $1,231,000, respectively.

The following table sets forth fees paid to the Deloitte Entities with respect to services provided for fiscal years 2006 and 2005 (dollars in thousands):

Fee Category	Fiscal Year 2006	% of Total	Fiscal Year 2005	% of Total
Audit Fees(1)	$1,017	66%	$1,231	58%
Audit-Related Fees(2)	$472	31%	$732	35%
Tax Fees(3)	$44	3%	$137	7%
All Other Fees(4)	$—	—	$6	0%
Total Fees	$1,533	100%	$2,106	100%

(1)	Audit Fees are fees for professional services performed for the audit of the Company’s annual financial statements and review of quarterly financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees for 2005 include fees incurred in connection with the Company’s restatement of its annual financial statements for the year ended December 31, 2004.

(2)	Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements. This category consists primarily of employee benefit and compensation plan audits, consulting on financial accounting/reporting standards and fees for testing internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Fees relating to the Company’s testing of internal controls were $450 and $682 in 2006 and 2005, respectively.

(3)	Tax Fees are fees for professional services performed with respect to tax compliance, tax advice and tax planning. The Company paid the Deloitte Entities an aggregate amount of $44 for Tax Fees during the year ended December 31, 2006, $29 of which was for tax compliance and $15 of which was for tax consultation and planning. The Company paid the Deloitte Entities an aggregate amount of $137 for Tax Fees during the year ended December 31, 2005, $24 of which was for tax compliance and $113 of which was for tax consultation and planning.

(4)	All Other Fees are fees for other permissible work that does not meet the above category descriptions and consisted primarily of internal audit strategic assessment fees and subscription based accounting research tools.

Independence

The audit committee has reviewed and discussed the fees paid to the Deloitte Entities during the last fiscal year for audit and non-audit services and believes that the provision of the non-audit services is compatible with the auditor’s independence.

Pre-approval Policy

The Company’s audit committee has policies and procedures that require the pre-approval by the audit committee of each service performed by the Company’s independent registered public accounting firm. During the course of the year, the audit committee will review, evaluate and approve proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by the Company’s accountants. As applicable, the authority to grant pre-approvals may be delegated to one or more of the members of the audit committee. However, any decision made by these members must be presented to the full audit committee at a future audit committee meeting.

All of the fees and services provided as noted in the table above were authorized and approved by the audit committee in compliance with the pre-approval policies and procedures described herein.

Vote Required

The affirmative vote of the holders of the majority of the combined voting power of the common stock voted at the Annual Meeting, whether in person or by proxy, is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by the Company in connection with the Company’s 2008 annual meeting must submit their proposals to the Company’s Secretary at the principal executive offices of the Company no later than January 1, 2008. However, if the date of the 2008 annual meeting of stockholders is changed by more than 30 days from the date of this year’s Annual Meeting (June 29th) then the deadline for submission of stockholder proposals would be a reasonable time before the Company begins to print and mail its proxy materials for the 2008 annual meeting of stockholders. Upon determination by the Company that the date of the 2008 annual meeting will be advanced or delayed by more than 30 days from the date of this year’s Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q or other applicable Exchange Act report filed with the Securities and Exchange Commission.

Stockholder proposals that are not made under Rule 14a-8, including director nominations, must comply with the Company’s By-laws, under which, such proposals must be delivered to the Company’s Secretary at the principal executive offices of the Company no earlier than the close of business on March 31, 2008 and no later than the close of business on April 30, 2008 to be considered timely, provided, however, in the event that the date of the 2008 annual meeting is more than thirty (30) days before or more than sixty (60) days after June 29, 2008, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to the 2008 annual meeting and not later than the close of business on the later of the 60th day prior to the 2008 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

ANNUAL REPORT

The Company’s Annual Report to Stockholders for 2006, containing audited financial statements for the years ended December 31, 2004, December 31, 2005 and December 31, 2006 accompanies this Proxy Statement. Upon written request, the Company will send to stockholders of record, without charge, additional copies of its Annual Report on Form 10-K (including amendments thereto) for the fiscal year ended December 31, 2006 (without exhibits) and additional copies of this Proxy Statement, each of which the Company has filed with the Securities and Exchange Commission. In addition, upon written request and payment of a fee equal to the Company’s reasonable expenses, the Company will send to stockholders of record, copies of any exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission. All written requests should be directed to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement.

By Order of the Board of Directors,

Philip L. Carter

President and Chief Executive Officer

Orlando, Florida

April 30, 2007

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

PLEASE VOTE—YOUR VOTE IS IMPORTANT.

Appendix A

ROTECH HEALTHCARE INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.    PURPOSE

The primary function of the Audit Committee of Rotech Healthcare Inc. (the “Corporation”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: (a) the financial reports and other financial information provided by the Corporation to any governmental body or the public; (b) the Corporation’s systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements; (c) the independent auditors’ qualifications and independence; (d) the performance of the Corporation’s internal audit function and independent auditors; and (e) the Corporation’s auditing, accounting and financial reporting process generally (including oversight of the audits of the financial statements of the Corporation). It is also the Audit Committee’s responsibility to prepare the Audit Committee report that Securities and Exchange Commission rules require to be included in the Corporation’s annual proxy statement. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. In discharging its responsibilities, the Audit Committee will:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent auditors and internal auditing department.

•	Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Corporation and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.    COMMITTEE MEMBERSHIP AND REMOVAL

The Audit Committee shall consist of three or more directors (as determined by the Board of Directors), each of whom shall satisfy the independence, financial literacy and experience requirements established by the Securities and Exchange Commission, The Nasdaq Stock Market, Inc. Marketplace Rules and any other applicable regulatory requirements (subject to any applicable exceptions to such requirements). Additionally, at least one member of the Audit Committee shall in the judgment of the Board be an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission, and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board meet the financial sophistication standard as defined by the requirements of the Nasdaq Stock Market, Inc. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Corporation (or any current subsidiary) at any time during the past three years.

The members of the Audit Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be recommended by the Nominating and Corporate Governance Committee and appointed by the Board. Members of the Audit Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The entire Audit Committee or any individual Audit Committee member may be removed from office with or without cause by the affirmative vote of a majority of the Board. Any Audit Committee member may resign effective upon giving written notice to the Chairman of the Board (unless the notice specifies a later time for the effectiveness of such resignation).

Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

III.    COMMITTEE STRUCTURE AND OPERATIONS

Unless a Chair is designated by a majority vote of the full Board, the members of the Audit Committee may designate one member of the Committee to serve as Committee Chair by a majority vote of the full Committee. The Chair of the Audit Committee will, among other things, preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. The Audit Committee shall meet at least four times annually on a quarterly basis, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chair. As part of its job to foster open communication, the Audit Committee will meet periodically with management, the head of the internal audit function, the chief legal officer and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Corporation’s financial statements before they are announced publicly.

IV.    RESPONSIBILITIES AND DUTIES

As the independent auditors are accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to retain, evaluate and, where appropriate, terminate the independent auditors (or to nominate the independent auditors for stockholder approval) and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties the Audit Committee shall:

General Review of Documents/Reports

1.    Review and update this Charter periodically, at least annually, as conditions dictate.

2.    Review the organization’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

Independent Auditors

3.    Be directly responsible for the appointment, retention, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or any related work for the Corporation. The independent auditors must report directly to the Audit Committee.

4.    Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all audit services to be provided by the independent auditors and (b) all permitted non-audit services to be provided by the independent auditors and, in connection therewith, to approve all fees and other terms of engagement.

5.    Review and approve disclosures regarding non-audit services required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934.

6.    Ensure that the independent auditors submit to the Audit Committee on an annual basis the written disclosures and letter from the independent auditors (including a written statement delineating all relationships between the auditor and the Corporation) required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors’ independence and whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee is also responsible for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditors.

7.    Obtain and review a report, at a minimum, on an annual basis, from the independent auditors describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

8.    Confirm that there is proper audit partner rotation (i.e., the lead audit partner and the audit partner responsible for reviewing the audit has not performed audit services for the Corporation for more than each of the four previous fiscal years).

9.    Review all reports that the federal securities laws or generally accepted auditing standards require the independent auditors to submit to the Audit Committee, including (i) the report of the independent auditors on critical accounting policies, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) any material written communications between the independent auditors and management.

10.    Evaluate the qualifications and performance of the independent auditor, including considering whether the auditor’s quality controls are adequate, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board. Review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the independent auditors.

11.    Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934 regarding illegal acts has not been implicated.

Annual Financial Statements

12.    Review and discuss with management, the internal audit group and the independent auditors the Corporation’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

13.    Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

14.    Recommend to the Board, if appropriate, that the Corporation’s annual audited financial statements be included in the Corporation’s annual report on Form 10-K for filing with the Securities and Exchange Commission or otherwise disclosed to the Corporation’s stockholders and other stakeholders.

15.    Prepare the report required by the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement, if applicable, and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

Quarterly Financial Statements

16.    Review with financial management and the independent auditors each quarterly report on Form 10-Q prior to its filing.

17.    Review and discuss with management, the internal audit group and the independent auditors, the Corporation’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

Financial Reporting Processes and Periodic Reviews

18.    In consultation with the independent auditors, the internal auditors and management, review the integrity of the organization’s financial reporting processes, both internal and external.

19.    Discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Corporation’s accounting principles and policies and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Corporation’s financial statements.

20.    Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

21.    Periodically review and discuss with management, the internal audit group, the independent auditors and the Corporation’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Corporation’s financial statements, including applicable changes in accounting standards or rules.

Discussions with Management

22.    Review and discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. At least one member of the Audit Committee should review the Corporation’s earnings press releases before they are released to the public.

23.    Review and discuss with management all material off balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

24.    Review and discuss with management the Corporation’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Corporation’s risk assessment and risk management guidelines and policies.

The Internal Audit Function and Internal Controls

25.    Review the performance of the internal audit group annually and review, based upon the recommendation of the independent auditors and the chief internal auditor, the scope and plan of the work to be done by the internal audit group. Review any significant reports to management prepared by the internal audit group and management’s responses.

26.    Review and approve the appointment and replacement of the Corporation’s chief internal auditor.

27.    In consultation with the independent auditors and the internal audit group, review the adequacy of the Corporation’s internal control structure and procedures designed to ensure compliance with laws and regulations, and discuss the responsibilities, budget and staffing needs of the internal audit group. Review and discuss any special steps adopted in light of material internal control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

28.    Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

29.    Prior to filing the Form 10-K, review (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and (b) the independent auditors’ attestation and report on the assessment made by management.

30.    Review disclosures made to the Audit Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

Process Improvement

31.    Establish regular and separate systems of reporting to the Audit Committee by the chief legal officer, each member of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

32.    Following completion of the annual audit, review separately with each of management, the independent auditors and the internal audit group (a) any significant disagreements between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements, (b) any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each of (a) and (b).

33.    Review all proposed related-party transactions in accordance with the Corporation’s policies and procedures. Approve or ratify, as appropriate, related-party transactions in accordance with the Corporation’s policies and procedures. Review and update, as necessary, the Corporation’s policies and procedures for the review, approval and ratification of related-party transactions.

34.    Set clear hiring policies regarding the Corporation’s hiring of employees or former employees of the independent auditors who were engaged on the Corporation’s account.

35.    Report regularly to the Board, after each Audit Committee meeting and review, on an annual basis, its own performance and the adequacy of this charter as required under “Performance Evaluation” below.

36.    Establish, review and update periodically the Corporation’s Code of Ethics for Directors, Senior Executive, Financial and Accounting Officers and the Policy Statement on Business Ethics and Conflicts of Interests (collectively, the “Codes of Ethics”) and ensure that management has established a system to enforce the Codes of Ethics. Discuss with management compliance matters related to the Codes of Ethics.

37.    Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.    DELEGATION TO SUBCOMMITTEE

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of the audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

VI.    PERFORMANCE EVALUATION

The Audit Committee shall produce and provide to the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other individual designated by the Audit Committee to make this report.

VII.    RESOURCES AND AUTHORITY OF THE COMMITTEE

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee and as it determines is otherwise necessary to carry out its duties. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Corporation shall provide appropriate funding, as determined by the Audit Committee, for the payment of (i) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or any related work for the Corporation, (ii) compensation to any independent legal, accounting and other consultants retained to advise the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Last revised: February 20, 2007

Appendix B

ROTECH HEALTHCARE INC.

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

I.    Purpose of Committee

The primary objective of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Rotech Healthcare Inc. (the “Company”) is to (a) discharge the Board’s responsibilities relating to compensation of the Company’s executives and directors, (b) establish, approve and evaluate executive and director compensation plans, policies, and programs and (c) review and discuss with management the Compensation Discussion and Analysis and produce the Compensation Committee report required by the Securities and Exchange Commission (“SEC”) to be included, as applicable, in the Company’s annual report on Form 10-K or proxy statement in accordance with the applicable rules and regulations of the SEC and any other regulatory requirements. For the purpose of this charter, compensation shall include:

•	annual base salary;

•	annual incentive opportunity;

•	stock option or other equity compensation plans;

•	long-term incentive opportunity;

•	deferred compensation plans;

•	the terms of employment agreements, severance arrangements, and change in control agreements, in each case as, when and if appropriate;

•	any special or supplemental benefits; and

•	any other payments that are deemed compensation under applicable SEC rules.

The Committee shall have overall responsibility with respect to the design, approval, and evaluation of the executive and director compensation plans, policies, and programs of the Company and its subsidiaries. The Committee shall be responsible for determining the Company’s policy with respect to the application of Section 162(m) of the Internal Revenue Code of 1986, as amended, and when compensation may be paid by the Company which is not deductible for Federal income tax purposes. The Committee shall also be responsible for ensuring that any compensation paid by the Company to executives is not considered an impermissible personal loan by Section 402 of the Sarbanes-Oxley Act.

The Committee should develop a compensation policy that creates a direct relationship between pay levels, corporate performance, the Company’s compliance with all applicable laws and regulations, the provision of quality services to the Company’s customers and returns to shareholders, and vigilantly monitor the results of such policy to assure that the compensation payable to the Company’s executives provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders.

The Committee shall have the authority to delegate responsibility for the day-to-day management of executive compensation to the officers of the Company.

II.    Committee Membership and Removal

The Committee shall be composed solely of three or more directors (as determined by the Board of Directors), each of whom shall satisfy the independence requirements established by the SEC, The Nasdaq Stock

Market, Inc. Marketplace Rules and any other applicable regulatory requirements (subject to any applicable exceptions to such requirements). In addition, a person may serve on the Committee only if the Board determines that he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements for an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be recommended by the Nominating and Corporate Governance Committee and appointed by the Board. The Board will look favorably upon those candidates with experience in matters relating to executive compensation. Members of the Committee shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The entire Committee or any individual Committee member may be removed from office with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving written notice to the Chairman of the Board (unless the notice specifies a later time for the effectiveness of such resignation).

III.    Committee Structure and Operations

The Committee shall meet at least four (4) times a year, with further meetings to occur or actions to be taken by unanimous written consent when deemed necessary or desirable by the Committee or its chairperson. Unless a chairperson is designated by a majority vote of the full Board, the members of the Committee may designate one member of the Committee to serve as Committee chairperson by a majority vote of the full Committee. The chairperson shall determine the agenda (in consultation with the members of the Board and with management), the frequency and the length of meetings. In addition, any Board member shall be entitled to include additional subjects on the agenda for each Committee meeting, as applicable. Such chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of business of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

In addition, at the first meeting of the Committee held following each year’s annual meeting of shareholders, the chair, in consultation with the other members of the Committee, shall determine the list of items to be addressed by the Committee during the coming year. The chair will ensure that the aforementioned list is circulated to each member of the Committee as well as each of the other directors no later than five business days after the first meeting of the Committee held following the annual meeting of shareholders.

The Committee may invite members of management and other persons to its meetings as it may deem desirable or appropriate. The Committee shall report regularly (not less than once per year) to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

IV.    Committee Duties and Responsibilities

In carrying out its responsibilities, the Committee shall establish and maintain flexible policies and procedures, in order to best react to changing conditions and to ensure to the directors and shareholders that the design, approval, and evaluation of the executive and director compensation plans, policies, and programs of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Compensation Committee shall:

•	Review and discuss with management and assist in the preparation of the Compensation Discussion and Analysis required by relevant SEC rules.

•

Recommend to the Board, if appropriate, that the Compensation Discussion and Analysis be included, as applicable, in the Company’s annual report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C, when required.

•

Prepare the report required by the SEC to be included, as applicable, in the Company’s annual report on Form 10-K, proxy statement on Schedule 14A or information statement on Schedule 14C, when required.

•	Make decisions for or recommendations to the Board with respect to the compensation of all directors, officers and other key executives.

•	Establish, approve and evaluate compensation plans, policies, and programs for director’s service on the Board and its committees.

•

Establish, approve, evaluate and make recommendations to the Board regarding the Company’s compensation plans, policies and programs, including the Company’s incentive compensation plans and equity-based plans. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans, policies and programs.

•

Review and approve on an annual basis, corporate goals and objectives relevant to Chief Executive Officer (“CEO”) compensation, evaluate the CEO’s performance in light of whether the goals and objectives have been achieved and set the CEO’s compensation levels based on this evaluation. The Committee will also consider the Company’s performance, shareholder returns, the value of similar incentive awards to chief executive officers at comparable companies, awards given to the CEO in past years, the Company’s compliance with all applicable laws and regulations, the provision of quality services to the Company’s customers and any other factors the Committee deems relevant to determine the long-term incentive compensation of the CEO.

•	Review and approve, at least annually, for each and any executive officer and other key executives of the Company:

(i)	the annual base salary level;

(ii)	the annual incentive opportunity level;

(iii)	the long-term incentive opportunity level;

(iv)	employment agreements, severance arrangements and change in control provisions/agreements, in each case as, when, and if appropriate;

(v)	any bonus; and

(vi)	any special or supplemental benefits.

•	Review and reassess the adequacy of this charter annually and recommend to the Board any changes deemed appropriate by the Committee.

•	Review its own performance at least annually as required under “Performance Evaluation” below.

•	Report regularly to the Board at least four times per year.

•	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Nominating and Corporate Governance Committee or the Board deems necessary or appropriate.

V.    Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI.    Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other individual designated by the Committee to make this report.

VII.    Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. The Committee shall have the sole authority to retain or terminate compensation consultants to assist the Committee in the evaluation of director, CEO or senior executive compensation. The Committee shall also have the sole authority to determine the terms of engagement and the extent of funding necessary for payment of compensation to any consultant retained to advise the Committee.

Last revised: February 20, 2007

Appendix C

ROTECH HEALTHCARE INC.

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

I.    Purposes of Committee

The purposes of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Rotech Healthcare Inc. (the “Company”) are to (i) identify and recommend individuals to the Board for nomination as members of the Board and its committees (including this Committee), (ii) develop and recommend to the Board, and review on an ongoing basis, a set of corporate governance principles applicable to the Company (the “Corporate Governance Guidelines”) and (iii) oversee the evaluation of the performance of the Board and management, including the Company’s Chief Executive Officer.

II.    Committee Membership and Removal

The Committee shall consist solely of three or more independent directors (“Independent Directors”) (as determined by the Board of Directors), each of whom shall satisfy the independence requirements established by the Securities and Exchange Commission, The Nasdaq Stock Market, Inc. (“Nasdaq”) Marketplace Rules and any other applicable regulatory requirements (subject to any applicable exceptions to such requirements).

The members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be recommended by the Committee as set forth below and appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

The entire Committee or any individual Committee member may be removed from office with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign effective upon giving written notice to the Chairman of the Board (unless the notice specifies a later time for the effectiveness of such resignation).

III.    Committee Structure and Operations

The Board shall designate one member of the Committee to serve as Committee chairperson by a majority vote of the full Board. The chairperson shall determine the agenda (in consultation with the members of the Board and with management), the frequency and the length of meetings. In addition, any Board member shall be entitled to include additional subjects on the agenda for each Committee meeting, as applicable. Such chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of business of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

The Committee may invite members of management and other persons to its meetings as it may deem desirable or appropriate. The Committee shall report regularly (not less than once per year) to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

IV.    Committee Duties and Responsibilities

The duties and responsibilities of the Committee include the following:

1.    To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size and/or composition of the Board or any committee thereof.

2.    To identify individuals believed to be qualified to become Board members (including conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates), to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders, and in each case to provide to the Board the Committee’s assessment whether such individual would be considered independent. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy. In recommending candidates for Board membership, the Committee shall take into consideration the criteria set forth in the Corporate Governance Guidelines, which include judgment, character, high ethics and standards, integrity, skills, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. As necessary, the Committee will establish additional criteria for the selection of new directors to serve on the Board. The Corporate Governance Guidelines shall set forth the nomination process with respect to Board membership. The Committee will consider nominations submitted by stockholders so long as such nominations are made in accordance with the procedures set forth in the Company’s by-laws and the Corporate Governance Guidelines. The Committee will also consider candidates proposed by management and any member of the Board.

3.    To develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between the Company and a director or member of senior management, as well as making the initial assessment as to whether a director is otherwise independent under the Nasdaq Marketplace Rules. The Committee will also recommend to the Board any modifications to these standards that the Committee deems desirable, and provide to the Board the Committee’s assessment of which directors should be deemed independent under any recommended modifications of the standards.

4.    To review the structure of the Board’s committees and to recommend to the Board for its approval directors to serve as members of each committee, and where appropriate, make recommendations regarding the removal of any member of any committee. To identify, as needed, Board members qualified to fill vacancies on any committee of the Board (including this Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In recommending a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including, without limitation, the consistency of the candidate’s experience with the goals of the committee and the interplay of the candidate’s experience with the experience of other committee members.

5.    Establish procedures for the Committee to exercise oversight of the evaluation of management and the Board. The Committee shall report to the Board following the end of each fiscal year with an evaluation of the Board’s performance of its duties and responsibilities during the preceding fiscal year with the objective of improving the effectiveness of the Board. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

6.    To annually conduct an evaluation of the performance of the Chief Executive Officer and, through its chairperson, to communicate this evaluation to the Chief Executive Officer and the chairperson of the Compensation Committee. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

7.    Make recommendations to the Board with respect to potential successors to the Chief Executive Officer and, with the participation of the Chief Executive Officer, develop and recommend to the Board management succession and career development plans with respect to the Company’s senior management including, the President, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Information Officer and any other officer that the Board deems necessary or appropriate. The Committee should review and concur in the management succession plan at least once a year.

8.    Develop and recommend to the Board a set of Corporate Governance Guidelines applicable to the Company, and to review the Corporate Governance Guidelines at least once a year.

9.    Review a director’s continuation on the Board in the event that (i) a director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, (ii) a director becomes involved in a current or potential conflict of interest or (iii) a director becomes unable to spend the time required to carry out his or her responsibilities as a director or becomes disabled and recommend to the Board whether, under the circumstances, such director should continue to serve on the Board.

10.    Prepare and issue the evaluation required under “Performance Evaluation” below.

11.    Review and reassess the adequacy of this charter annually and recommend to the Board any changes deemed appropriate by the Committee.

12.    Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

V.    Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VI.    Performance Evaluation

The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Committee’s charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other individual designated by the Committee to make this report.

VII.    Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee also shall have sole authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company, including sole authority to approve fees payable to such search firm and other terms of retention.

Last revised: September 27, 2005

Appendix D

ROTECH HEALTHCARE INC.

CORPORATE GOVERNANCE GUIDELINES

I.    Introduction

The Board of Directors (the “Board”) of Rotech Healthcare Inc. (the “Company”), acting on the recommendation of its Nominating and Corporate Governance Committee, has adopted these corporate governance principles (the “Guidelines”) to promote the effective functioning of the Board and its Committees (as defined below), to promote the interests of stockholders, and to ensure a common set of expectations as to how the Board, its various Committees, individual directors and management should perform their functions. The Guidelines, in conjunction with the Company’s Certificate of Incorporation, by-laws and Board Committee charters, form the framework for governance of the Company.

II.    Board Mission and Objective

The Board is elected by the Company’s stockholders to provide oversight and strategic guidance to senior management. The Board’s primary objective is to represent the interests of the Company and its stockholders in maintaining and enhancing the success of the Company’s business, including optimizing long-term returns to increase stockholder value.

III.    Board Composition and Size

The members of the Board should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Company’s business. A majority of the Board shall consist of directors who the Board has determined are “independent” (an “Independent Director”) under applicable Securities and Exchange Commission rules, The Nasdaq Stock Market, Inc. Marketplace Rules and any other applicable regulatory requirements. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, will assess its size from time to time.

IV.    Policy Regarding Chairman and Chief Executive Officer

The Board shall select its chairman (the “Chairman”) and the Company’s Chief Executive Officer in any way it considers in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the Independent Directors or should be an employee of the Company.

V.    Selection of Directors

Nominations and Appointments. The Board as a whole will be responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders. Subject to the right of the Board to decide otherwise when deemed appropriate, the Chief Executive Officer of the Company generally should be a director. The Board’s Nominating and Corporate Governance Committee shall be responsible for identifying and recommending to the Board qualified candidates for Board membership, based primarily on the following criteria:

•	judgment, character, high ethics and standards, integrity, expertise, skills and knowledge useful to the oversight of the Company’s business;

•	diversity of viewpoints, backgrounds, experiences and other demographics;

•	the relevance of the candidate’s experience to the business of the Company including, the candidate’s experience with businesses and other organizations of comparable size to the Company;

•	the ability to contribute to the evaluation of the existing management of the Company;

•	the candidate’s independence from conflict or direct economic relationship with the Company;

•

the ability of the candidate to attend Board and Committee meetings regularly and devote an appropriate amount of effort in preparation for those meetings and to otherwise function effectively as a director;

•	the ability and willingness to represent the stockholders’ short and long term economic interests;

•	the extent to which the candidate would be a desirable addition to the Board and any committees of the Board; and

•

the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective and responsive to the needs of the Company and its stockholders.

In addition to the foregoing standards, the incumbent directors will be evaluated for re-nomination based on the following criteria:

•	adequate preparation for Board and Committee meetings, including a thorough review of and familiarity with any materials supplied before each meeting;

•	participation in and contributions to Board and Committee discussions;

•	providing advice and counsel to management of the Company;

•	regular attendance at Board and Committee meetings; and

•	maintaining an independent familiarity with the external environments in which the Company operates especially in the director’s own particular fields of expertise.

In considering nominees for director, the Nominating and Corporate Governance Committee shall review the qualifications of available candidates that are brought to the attention of the Committee by directors and management or identified by the Committee through the use of search firms or otherwise, in each case consistent with criteria approved by the Board. The Nominating and Corporate Governance Committee shall also be responsible for initially assessing whether a candidate would be an Independent Director.

The Nominating and Corporate Governance Committee shall also give appropriate consideration to candidates for Board membership nominated by stockholders in accordance with the Company’s by-laws, and shall evaluate such candidates in the same manner as other candidates identified to the Committee. The Company will disclose any material changes to its procedures by which a stockholder may submit nominations in its annual report on Form 10-K or quarterly report on Form 10-Q for the period in which such changes occur.

Members of the Nominating and Corporate Governance Committee shall discuss and evaluate possible candidates in detail prior to recommending them to the Board. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, shall be responsible for proposing a slate of nominees for election to the Board by the stockholders and, in the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy, with primary emphasis on the criteria set forth above. The Board, taking into consideration the assessment of the Nominating and Corporate Governance Committee, shall also make a determination as to whether a nominee or appointee would be an Independent Director.

Invitations. The invitation to join the Board should be extended by the Board, the Chairman or the chairperson of the Nominating and Corporate Governance Committee.

VI.    Continuation as a Director

Change in Position. When a director has a substantial change in the principal occupation or business association from the position he or she held when originally invited to join the Board, becomes involved in a current or potential conflict of interest, becomes unable to spend the time required to carry out his or her responsibilities as a member of the Board or becomes disabled, the director must promptly inform the chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall review such director’s continuation on the Board, particularly in the case of an Independent Director to determine whether such director would still be considered independent. The Nominating and Corporate Governance Committee shall then recommend to the Board whether under the circumstances, such director should continue to serve on the Board. No member of the Board whose Board membership is being reviewed shall participate in the review process or vote on the matter.

No Term Limits. A director may be reelected to any number of one-year terms. The Board believes that much of the knowledge of the Company’s operations, management and businesses is cumulative, and so long as a director is deemed by the Board to meet the criteria for board service, there shall be no term limits with respect to the reelection of directors.

Retirement. As a general matter, a retiring Chief Executive Officer (or other Officer/Director) will resign from the Board at the time of his/her retirement from the Company.

VII.    The Committees of the Board

The Board shall have at least three Committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating and Corporate Governance Committee (collectively, the “Committees” and each a “Committee”). Each Committee shall have a written charter. Each Committee shall report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be composed of no fewer than three members. Each Committee member must satisfy the membership requirements set forth in the relevant Committee charter. A director may serve on more than one Committee.

VIII.    Board and Committee Meetings

The Board shall have at least five meetings each year. Special meetings of the Board will be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board then in office, who may also fix the time and place of the meetings. Notice of special meetings of the Board will be given or waived pursuant to the Company’s by-laws. The Board may participate in meetings by telephone conference or similar means. The Board may act by unanimous written consent in lieu of a meeting.

Each Committee shall have the number of meetings provided for in its charter, with further meetings to occur (or action to be taken by unanimous written consent) when deemed necessary or desirable by the Committee or its chairperson.

The agenda for each Board meeting and Committee meeting shall be established by the Chairman of the Board and Committee chairperson, respectively, in each case, in consultation with the members of the Board and with management. Any Board member shall be entitled to include additional subjects on the agenda for each Board and Committee meeting, as applicable. Although management will seek to provide appropriate materials in advance of Board and Committee meetings, this will not always be consistent with the timing of transactions and the operations of the business, and in certain cases it may not be possible to circulate materials in advance of the meeting.

At least annually, the Chairman of the Board shall issue to the other Board members a schedule of the foreseeable primary agenda subjects intended to be discussed by the Board, and each Committee’s chairperson shall issue to the other Committee members a schedule of the foreseeable primary agenda subjects intended to be discussed by the Committee.

Unless a Committee expressly determines otherwise, the agenda, materials and minutes for each Committee meeting shall be available to all directors, and all directors shall be free to attend any Committee meeting. In addition, all directors, whether or not members of the Committee, shall be free to make suggestions to a Committee chairperson for additions to the agenda of his or her Committee or to request that an item from a Committee agenda be considered by the Board.

IX.    Executive Sessions

To ensure free and open discussion and communication among the non-management directors, these directors shall have regularly scheduled meetings in executive session at least twice a year with no members of management present. The Chairman of the Board (provided that he or she is a non-management director), or if not available, the chairperson of the Nominating and Corporate Governance Committee shall preside at the executive sessions, unless the non-management directors determine otherwise. These executive sessions shall also constitute meetings of the Nominating and Corporate Governance Committee, with any directors who are not members of such Committee attending by invitation.

The executive sessions shall serve as the forum for the annual evaluation of the performance of the Chief Executive Officer and other members of senior management, the annual review of the plan for management succession and the annual evaluation of the performance of the Board.

If the non-management directors of the Company include directors that are not Independent Directors, the Board shall at least twice a year schedule an executive session including only Independent Directors.

X.    Board Responsibilities

The business and affairs of the Company are managed by or under the direction of the Board in accordance with Delaware law. The Board’s responsibility is to provide direction and oversight. The Board oversees the performance of the Company’s business and management. The management of the Company is responsible for presenting strategic plans to the Board for review and approval and for implementing the Company’s strategic plan. In performing their duties, the principal responsibility of the directors is to exercise their business judgment in the best interests of the Company and its stockholders.

Certain specific corporate governance functions of the Board are set forth below:

1.    Chief Executive Officer and Senior Management Evaluation. The Board, acting through the Nominating and Corporate Governance Committee, shall annually conduct an evaluation of the performance of the Chief Executive Officer. The chairperson of the Nominating and Corporate Governance Committee shall communicate such evaluation to the Chief Executive Officer and to the chairperson of the Compensation Committee. The Chief Executive Officer shall annually conduct an evaluation of the performance of the members of senior management and present such evaluations to the Board annually.

2.    Management Succession. The Board, acting through the Nominating and Corporate Governance Committee, shall develop with the participation of the Chief Executive Officer a management succession plan, to ensure a continuity in senior management. The plan shall include an assessment of senior management experience, performance, skills and planned career paths.

3.    Director Compensation. The Company’s by-laws give the Board the authority to fix the compensation of directors. The Compensation Committee shall periodically review the form and amounts of director compensation and make recommendations to the Board with respect thereto. The Board shall set the form and amounts of director compensation, taking into account the time devoted and contributions made by the directors, as well as director compensation levels at industry competitors and the recommendations of the Compensation Committee. Only non-management directors shall receive compensation for services as a director.

4.    Reviewing and Approving Significant Transactions. Board approval of particular transactions may be appropriate because of several factors, including:

•	legal or regulatory requirements,

•	the materiality of the transaction of the Company’s financial performance, risk profile or business;

•	the terms of the transaction, or

•	other factors, such as the entering into of a new line of business or a variation from the Company’s strategic plan.

XI.    Expectations for Directors

The Board has developed a number of specific expectations of directors to promote the discharge by the directors of their responsibilities and to promote the efficient conduct of the Board’s business. It is understood that the non-management directors are not full-time employees of the Company.

1.    Committee and Attendance. All directors should make every effort to attend meetings of the Board and the Committees of which they are members. All directors should make every effort to attend the Company’s annual meeting. Attendance by telephone or video conference may be used to facilitate a director’s attendance.

2.    Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and the competition it faces, to ensure active and effective participation in the deliberations of the Board and of each Committee on which he or she serves. Upon request, management shall make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its Committees and should arrive prepared to discuss the issues presented.

3.    Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interest possessed by a director. The Company has also adopted a Code of Ethics which is applicable to Directors.

4.    Other Directorships and Significant Activities. The Company values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities may also present demands on a director’s time and availability and may present conflicts or legal issues, including independence issues. Directors should advise the chairperson of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting membership on other boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director’s relationship to the Company.

5.    Contact with Management and Employees. All directors shall be free to contact the Chief Executive Officer at any time to discuss any aspect of the Company’s business. Directors shall also have access to other officers and employees of the Company. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and Committee meetings, or in other formal or informal settings.

Further, the Board encourages management to bring into Board meetings from time to time (or otherwise make available to Board members) individuals who can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas.

6.    Speaking on Behalf of the Company. It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson. If a situation does arise in which it seems necessary for a non-management director to speak on behalf of the Company to one of these constituencies, the director should consult with the Chief Executive Officer.

7.    Confidentiality. The proceedings and deliberations of the Board and its Committees shall be confidential. Each director shall maintain the confidentiality of information received in connection with his or her services as a director.

XII.    Evaluating Board and Committee Performance

The Board, acting through the Nominating and Corporate Governance Committee, shall conduct an annual self-evaluation. Each Committee shall conduct an annual self-evaluation as provided for in its respective charter.

XIII.    Evaluation of Corporate Governance Guidelines

The Board recognizes that these Guidelines must continue to evolve to meet the changing needs of the Company and its stockholders and changing requirements. The Board, with the assistance of its Nominating and Corporate Governance Committee, will periodically review these Guidelines to determine whether any changes are appropriate.

XIV.    Orientation and Continuing Education

Management, working with the Board, shall provide an orientation process for new directors, including background material on the Company and its business. Such orientation process shall include presentations by senior management. As appropriate, management shall prepare additional educational sessions for directors on matters relevant to the Company and its business.

XV.    Director Access to Outside Advisors and Reliance on Management and Outside Advice

The Board and each Committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance. In performing its functions, the Board shall be entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other advisors. Except as otherwise provided in a charter of a Committee, the Board shall have the resources and authority appropriate to discharge its duties and responsibilities, as it deems appropriate.

XVI.    Communications with Directors

Stockholders may send communications to the Board by mail to the Company’s Corporate Secretary at Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804. Any communications should be addressed to the attention of the Board as a whole or to specific Board members.

Stockholders desiring to limit or direct their communications to non-employee directors only should so indicate in the communication and direct the communication to the Chairperson of the Nominating and Corporate Governance Committee.

The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate office that is addressed to the attention of the Board or to a specific Board member unless the Company believes the communication may pose a security risk.

Last revised: September 27, 2005

Appendix E

AMENDMENT NO. 5 TO THE

ROTECH HEALTHCARE INC.

COMMON STOCK OPTION PLAN

WHEREAS, Rotech Healthcare Inc. (the “Company”) has established and maintains the Rotech Healthcare Inc. Common Stock Option Plan (the “Plan”); and

WHEREAS, pursuant to Section 7(b) of the Plan, the Company’s Board of Directors (the “Board”) may at any time amend the Plan, subject to certain limitations;

WHEREAS, the Board deems it to be in the best interests of the Company to amend the Plan to increase the number of shares of common stock issuable under the Plan by three million (3,000,000) shares from four million twenty-five thousand (4,025,000) to seven million twenty-five thousand (7,025,000);

WHEREAS, the Board deems it to be in the best interests of the Company to amend the Plan to increase the number of shares of common stock that may be made subject to awards under the Plan to any individual participant in the aggregate in any one calendar year by four hundred thousand (400,000) shares from six hundred thousand (600,000) to one million (1,000,000) shares; and

WHEREAS, on April 17, 2007, the Board approved such amendments to the Plan, subject to stockholder ratification and approval of such amendments to the Plan at the 2007 annual meeting of stockholders;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: Section 3(a) of the Plan is hereby amended and restated to read in its entirety as follows:

“(a) Shares Subject to the Plan. Subject to adjustment as set forth in Section 3(b), the maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be seven million twenty-five thousand (7,025,000) which may be authorized but unissued Shares or Shares held in the Company’s treasury, or a combination thereof. Any Shares subject to an Option that cease to be subject thereto may again be the subject of Options hereunder. Subject to adjustment in accordance with Section 3(b), no Participant shall be granted in any calendar year Options to purchase more than one million (1,000,000) Shares solely for such time as the Company is subject to Section 162(m) of the Code.”

SECOND: This Amendment shall become effective upon the approval thereof by a majority of the votes cast by the Company’s stockholders voting at a meeting of the stockholders at which a quorum is present in person and/or by proxy. Upon such approval, this Amendment shall be and is hereby incorporated in and forms a part of the Plan. All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein. The Plan, as amended by this Amendment, is hereby ratified and confirmed.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing, the Company has caused this Amendment No. 5 to be executed by a duly authorized officer this [    ] day of [            ], 2007.

ROTECH HEALTHCARE INC.

By:
Name:
Title:

E-1

Appendix F

ROTECH HEALTHCARE INC.

AMENDED AND RESTATED

NONEMPLOYEE DIRECTOR RESTRICTED STOCK AND STOCK OPTION PLAN

ARTICLE I

PURPOSE

The purpose of this Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan (the “Plan”) is to benefit the shareholders of Rotech Heathcare Inc., a Delaware corporation (the “Company”), by assisting the Company to attract, retain and provide incentives to nonemployee directors of the Company and its Affiliates, and to align the interests of such nonemployee directors with those of the Company’s shareholders.

ARTICLE II

DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

“Affiliate” shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Board” shall mean the Board of Directors of the Company.

A Nonemployee Director’s membership on the Board may be terminated for “Cause,” as determined by a vote of the majority of the other members of the Board, for his or her (i) act or acts of willful misconduct or misrepresentation, fraud or willful dishonesty involving the Company, (ii) material, willful and knowing violation or violations of the Nonemployee Director’s fiduciary duty to the Company; or (iii) conviction of, or pleading nolo contendre or guilty to a felony; provided, however, in the case of clauses (i) and (ii) only, solely after the Nonemployee Director has been granted, if requested thereby, a hearing by the Board, in which he or she may be represented by legal counsel, and, if acceptable to the majority of the remaining Board, a reasonable cure opportunity.

“Code” shall mean the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

“Committee” shall mean the Compensation Committee of the Board.

“Common Stock” shall mean the Company’s common stock, par value $0.0001 per share, of the Company.

“Company” shall mean Rotech Healthcare Inc., a Delaware corporation, and any successor thereto.

“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate.

“Effective Date” shall mean             , 2007.

“Employee” shall mean any person employed by the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per share of Company Stock as of a particular date shall mean, unless otherwise determined by the Committee:

(i) the closing sales price per share of Common Stock on a national securities exchange for the business day preceding such date on which there was a sale of shares of Common Stock on such exchange;

(ii) if clause (i) does not apply and the shares of Common Stock are then traded on an over-the-counter market, the closing price for a share of Common Stock in such over-the-counter market for the business day preceding such date; or

(iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board in its sole discretion may reasonably determine.

“Family Member” shall mean any child, stepchild, grandchild, parent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

“Holder” shall mean a Nonemployee Director who has been granted a Restricted Stock Award or Option or any such Nonemployee Director’s beneficiary, estate or representative, to the extent applicable.

“Nonemployee Director” shall mean a Director who is not an Employee.

“Option” shall mean an option to purchase shares of Common Stock granted pursuant to the Plan.

“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

“Plan” shall mean this Rotech Heathcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan, as amended from time to time, together with each of the Restricted Stock Award Agreements and Option Agreements utilized hereunder.

“Restricted Stock Award” shall mean an award granted under the Plan of shares of Common Stock, the transferability of which by the Holder shall be subject to Transfer Restrictions.

“Restricted Stock Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

“Restriction Period” shall mean the period of time for which shares of Common Stock subject to a Restricted Stock Award shall be subject to Transfer Restrictions, as set forth in the applicable Restricted Stock Award Agreement.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

“Totally and Permanently Disabled” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, all as described in Section 22(e)(3) of the Code and determined in the sole discretion of the Committee.

“Transfer Restrictions” shall mean restrictions on the transferability of shares of Common Stock awarded to a Nonemployee Director under the Plan pursuant to a Restricted Stock Award Agreement.

ARTICLE III

EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date.

ARTICLE IV

ADMINISTRATION

Section 4.1 Committee. The Plan shall be administered by the Committee. If a member of the Committee shall be eligible to receive a Restricted Stock Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Restricted Stock Award.

Section 4.2 Powers. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Restricted Stock Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to make all determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Restricted Stock Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

Section 4.3 Committee Action. In the absence of specific rules to the contrary, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting.

ARTICLE V

STOCK SUBJECT TO PLAN AND LIMITATIONS THEREON

Section 5.1 Stock Grant and Award Limits. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed three hundred thousand (300,000) shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to a Restricted Stock Award. To the extent that an Option or a Restricted Stock Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Option or Restricted Stock Award shall again be available for the grant of a new Restricted Stock Award.

Section 5.2 Stock Offered. The stock to be offered pursuant to the grant of an Option or a Restricted Stock Award may be authorized but unissued Common Stock, Common Stock purchased on the open market or Common Stock previously issued and outstanding and reacquired by the Company.

Section 5.3 Eligibility. All Nonemployee Directors shall be eligible for the automatic Restricted Stock Awards pursuant to Article VI and for awards of Options, in the discretion of the Committee, pursuant to Article VIII.

ARTICLE VI

RESTRICTED STOCK AWARDS; TERMINATION OF

NONEMPLOYEE DIRECTOR STATUS

Section 6.1 Awards Formula. On or following the Effective Date, each Nonemployee Director shall receive (i) a Restricted Stock Award for 8,000 shares of Common Stock for his or her initial year as a Nonemployee Director, provided that such directorship commences on or after the Effective Date, (ii) a Restricted Stock Award for 4,000 shares of Common Stock for each year commencing on or after the Effective Date during which he or she continues to serve as a Nonemployee Director and (iii) in the event that the Chairman of the Board is also a Nonemployee Director, in lieu of any other Restricted Stock Award to be granted hereunder, such director shall receive a Restricted Stock Award for 12,000 shares of Common Stock for each year he or she serves in such capacity. In an individual’s initial year as a Nonemployee Director, it is intended that he or she shall only receive the Restricted Stock Award referred to in clause (i) above and not both of the Restricted Stock Awards referred to in clauses (i) and (ii) above.

Section 6.2 Termination of Nonemployee Director’s Board Membership. If a Holder’s membership on the Board is terminated pursuant to his or her (i) removal by the Board for Cause, (ii) not being renominated for Board membership for the next succeeding year for Cause, (iii) being nominated for Board membership for the next succeeding year but not being reelected for Board membership for such year by the Company’s shareholders, or (iv) resignation from the Board within six (6) months of his or her receipt of the applicable Restricted Stock Award, in any such case, prior to the actual or deemed satisfaction and/or lapse of the Transfer Restrictions applicable to such Restricted Stock Award, then such Restricted Stock shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock. In addition, should a Holder die or become Totally and Permanently Disabled, all of his or her Restricted Stock shall thereupon become fully vested and the Transfer Restrictions applicable to his or her Restricted Stock Award shall immediately be cancelled.

Section 6.3 Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Restricted Stock Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s status as a Nonemployee Director shall terminate other than for Cause, if, within ninety (90) days of such termination, such Holder shall become an Employee, or such Holder’s rights with respect to any Restricted Stock Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee for the entire period during which such Restricted Stock Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Nonemployee Director status had terminated until such time as his or her Employee status shall terminate, in which case his or her Restricted Stock Award, as it may have been reduced in connection with the Holder’s becoming an Employee, shall be treated pursuant to the provisions of Section 6.2. Should a Holder’s status as an Employee terminate, if, within ninety (90) days of such termination, such Holder shall again become a Nonemployee Director, such Holder’s rights with respect to any Restricted Stock Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Nonemployee Director, as applicable, for the entire period during which such Restricted Stock Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Employee status had terminated until such time as his or her Nonemployee Director status, as applicable, shall terminate, in which case his or her Restricted Stock Award shall be treated pursuant to the provisions of Section 6.2.

ARTICLE VII

TERMS OF RESTRICTED STOCK AWARDS

Section 7.1 Restriction Period. All Restricted Stock Awards shall be subject to a Restriction Period pursuant to which the Transfer Restrictions shall lapse, provided that the Holder shall continue to be a Nonemployee Director, upon the earlier of (a) the one-year anniversary of the date on which the applicable Restricted Stock Award was made, or (b) the date of the next meeting of the shareholders of the Company at which directors are elected, following the date on which the applicable Restricted Stock Award was made. Notwithstanding the foregoing, if a Holder resigns from the Board more than six (6) months after his or her receipt of a Restricted Stock Award, then the Transfer Restrictions shall lapse with respect to all of the shares of Common Stock subject to such Restricted Stock Award.

Section 7.2 Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Award Agreement, the Holder shall have the right to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock certificate during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period, (iv) the Holder shall be entitled to receive dividends on the Common Stock during the Restriction Period and (v) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award.

Section 7.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Section 7.4 Restricted Stock Award Agreements. At the time any Restricted Stock Award is made under this Article VII, the Company and the Holder shall enter into a Restricted Stock Award Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

ARTICLE VIII

TERMS OF OPTIONS

Section 8.1 Terms of Options.

(a) The Options granted hereunder shall have the following terms and conditions:

(i) The exercise price of any Option shall be one hundred percent (100%) of the Fair Market Value of a share of Common Stock as of the date the Option is granted.

(ii) Subject to the discretion of the Committee, the term of an Option shall not exceed ten (10) years from the date it is granted.

(iii) The Committee, in its sole discretion, shall be entitled to determine the vesting schedule with respect to any Option granted pursuant to the Plan and set forth in the Option Agreement.

(iv) Subject to the foregoing clauses (i), (ii) and (iii), the Committee shall have the discretion to determine the number of Options to be granted to any Nonemployee Director, and to determine the terms and conditions of any such grant, all as set forth in the Option Agreement covering such Option.

(b) A Holder who ceases to be an employee, officer, Director or consultant for any reason shall have such period of time following cessation of service to exercise any then exercisable Options as is determined by the Committee and set forth in the Option Agreement evidencing such Options, after which period all such Options shall terminate and be of no further force or effect. Any Options that are not exercisable at the time a Holder ceases to be an employee, officer, Director or consultant shall terminate at such time and be of no further force or effect.

Section 8.2 Method of Exercise. The exercise of an Option shall be made only be delivery of a written notice (in person or by first class mail to the Secretary of the Company at the Company’s principal executive office) specifying the number of shares of Common Stock to be purchased and accompanied by full payment therefore and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The exercise price for any shares of Common Stock purchased pursuant to the exercise of an Option shall be paid in full upon such exercise (i) in cash, by check or (ii) at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by surrender of shares of Common Stock, (iii) subject to prior written approval of the Committee, by directing the Company to subtract from the number of shares of Common Stock underlying the Option, that number of shares of Common Stock having a Fair Market Value equal to the purchase price (or portion thereof) required to be paid upon such exercise, (iv) solely at a time when the shares of Common Stock are publicly-traded, pursuant to a “cashless exercise” of the Option pursuant to the establishment of procedures whereby the Holder, by a properly executed written notice, directs (A) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder, (B) the delivery of the shares of Common Stock from the Company directly to a brokerage firm and (C) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (v) by any combination thereof. Any shares of Common Stock transferred to the Company as payment of the exercise price shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Holder shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Holder.

Section 8.3 Option Agreements. At the time any Option is granted under this Article VIII, the Company and the Holder shall enter into an Option Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

Section 8.4 Rights as Stockholder. No Holder shall be deemed for any purpose to be or to have the rights and privileges of the owner of any shares of Common Stock subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, and (b) the Company shall have issued the shares of Common Stock to the Holder.

ARTICLE IX

RECAPITALIZATION OR REORGANIZATION

Section 9.1 Adjustments to Common Stock. The shares with respect to which Options and Restricted Stock Awards may be granted under the Plan are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the exercise, expiration or distribution to the Holder of an Option or Restricted Stock Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option or Restricted Stock Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise or purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise or purchase price per share shall be proportionately increased.

Section 9.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Option or Restricted Stock Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Restricted Stock Award, in lieu of the number of shares of Common Stock then covered by such Restricted Stock Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Restricted Stock Award.

Section 9.3 Other Events. In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges, extraordinary or special cash dividend or other relevant corporate event or change in capitalization occurring after the date of the grant of any Option or Restricted Stock Award and not otherwise provided for under this Article IX, the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock subject to such outstanding Options and Restricted Stock Awards, (ii) the exercise or purchase price with respect to such outstanding Options and

Restricted Stock Awards, and/or (iii) make provision for a cash payment to any Holder in an amount equal to the then difference between the exercise price and the Fair Market Value of a share of Common Stock. In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, the determination of which shall be conclusive.

Section 9.4 Powers Not Affected. The existence of the Plan and the Options and Restricted Stock Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

Section 9.5 No Adjustment for Certain Restricted Stock Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Options or Restricted Stock Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Options or Restricted Stock Awards theretofore granted or the purchase price per share, if applicable.

ARTICLE X

AMENDMENT AND TERMINATION OF PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options or Restricted Stock Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that no change in any Option or Restricted Stock Award theretofore granted may be made which would materially and adversely impair the rights of a Holder without the consent of the Holder.

ARTICLE XI

MISCELLANEOUS

Section 11.1 No Right to Option or Restricted Stock Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give a Nonemployee Director any right to an Option or a Restricted Stock Award except as may be evidenced by an Option Agreement or a Restricted Stock Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 11.2 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Nonemployee Director any right with respect to continuation of such Nonemployee Director’s membership on the Board, or (ii) interfere in any way with the right of the Board to terminate a Nonemployee Director’s Board membership at any time.

Section 11.3 Other Laws. The Company shall not be obligated to issue any Common Stock pursuant to any Option or Restricted Stock Award granted under the Plan at any time when the shares covered by such Option or Restricted Stock Award have not been registered under the Securities Act of 1933 and under such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel of the Company, if there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid.

Section 11.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option or Restricted Stock Award made under the Plan. No Nonemployee Director’s beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

Section 11.5 Restrictions on Transfer. No Option or Restricted Stock Award under the Plan or any Option Agreement or Restricted Stock Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) by gift to any Family Member of the Holder.

Section 11.6 Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Option or Restricted Stock Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

Section 11.7 Rule 16b-3. It is intended that, at any time when the Common Stock is listed on a national securities exchange or quoted on NASDAQ, the Plan and any Option or Restricted Stock Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Option or Restricted Stock Award would disqualify the Plan or such Option or Restricted Stock Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Option or Restricted Stock Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

Section 11.8 Limits of Liability. Any liability of the Company with respect to an Option or Restricted Stock Award shall be based solely upon the contractual obligations created under the Plan and the Option Agreement or Restricted Stock Award Agreement, as applicable. Neither the Company nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 11.9 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware.

Section 11.10 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Section 11.11 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

ROTECH HEALTHCARE INC.

PROXY FOR COMMON STOCKHOLDERS FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, JUNE 29, 2007

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned common stockholder of Rotech Healthcare Inc. (the “Company”) hereby appoints each of Philip L. Carter and Rebecca L. Myers, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency, Orlando International Airport, 9300 Airport Boulevard, Orlando, Florida on Friday, June 29, 2007 at 8:30 a.m., local time, and at any adjournments thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY, “FOR” THE RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE ROTECH HEALTHCARE INC. COMMON STOCK OPTION PLAN AND APPROVAL OF THE PERFORMANCE GOALS, “FOR” THE RATIFICATION AND APPROVAL OF THE ROTECH HEALTHCARE INC. AMENDED AND RESTATED NONEMPLOYEE DIRECTOR RESTRICTED STOCK AND STOCK OPTION PLAN, “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ROTECH HEALTHCARE INC.

June 29, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND THE PROPOSALS LISTED BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS:		2.	RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE ROTECH HEALTHCARE INC. COMMON STOCK OPTION PLAN AND APPROVAL OF PERFORMANCE GOALS.	☐	☐	☐
	NOMINEES:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Arthur J. Reimers O Philip L. Carter O James H. Bloem O Edward L. Kuntz O Jason B. Mudrick O Arthur Siegel	3.	RATIFICATION AND APPROVAL OF THE ROTECH HEALTHCARE INC. AMENDED AND RESTATED NONEMPLOYEE DIRECTOR RESTRICTED STOCK AND STOCK OPTION PLAN.	☐	☐	☐
		4.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐
		5.	IN THEIR DISCRETION, THE ABOVE NAMED PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
		This proxy, when properly executed, will be voted in the manner directed herein by the undersigned common stockholder.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		If a nominee is unable or unwilling to serve at the time of election, the persons named as proxies will have the right to vote according to their judgment for another person instead of such unavailable nominee.

		The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given. You may strike out the persons named as proxies and designate a person of your choice, and may send this proxy directly to such person.

To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the
account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.